                                                                    Exhibit 10.2

                      AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of August 28, 2002

                                      among

                             CRESCENT JEWELERS INC.,
                               CRESCENT JEWELERS,
                                       and
                   CERTAIN OF THEIR SUBSIDIARIES PARTY HERETO,
                             as the Credit Parties,

                     THE LENDING INSTITUTIONS NAMED HEREIN,
                                 as the Lenders,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                             as Documentation Agent

                                       and

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                               TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS............................................................................................1
         Section 1.1  Definitions.................................................................................1
         Section 1.2  Accounting Terms...........................................................................31
         Section 1.3  Interpretive Provisions....................................................................31

ARTICLE 2  CREDIT FACILITIES.....................................................................................32
         Section 2.1  Commitments................................................................................32
         Section 2.2  Method of Borrowing........................................................................33
         Section 2.3  Interest...................................................................................34
         Section 2.4  Repayment..................................................................................34
         Section 2.5  Notes......................................................................................35
         Section 2.6  Additional Provisions Relating to Letters of Credit........................................35
         Section 2.7  Additional Provisions Relating to Revolving Loans..........................................40
         Section 2.8  Maximum Interest Rate......................................................................41

ARTICLE 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................42
         Section 3.1  Default Rate...............................................................................42
         Section 3.2  Continuation and Conversion................................................................43
         Section 3.3  Prepayments................................................................................43
         Section 3.4  Termination of Credit Facility.............................................................44
         Section 3.5  Fees.......................................................................................45
         Section 3.6  Taxes, Yield Protection, and Illegality....................................................46
         Section 3.7  Pro Rata Treatment.........................................................................50
         Section 3.8  Sharing of Payments........................................................................50
         Section 3.9  Certain Limitations........................................................................51
         Section 3.10  Payments, Computations, Etc...............................................................52
         Section 3.11  Evidence of Debt..........................................................................54
         Section 3.12  Bank Products.............................................................................54

ARTICLE 4  CONDITIONS............................................................................................55
         Section 4.1  Closing Conditions.........................................................................55
         Section 4.2  Conditions to all Extensions of Credit.....................................................58

ARTICLE 5  REPRESENTATIONS AND WARRANTIES........................................................................59
         Section 5.1  Financial Condition........................................................................59
         Section 5.2  No Changes or Restricted Payments..........................................................59
         Section 5.3  Organization; Existence; Compliance with Law...............................................60
         Section 5.4  Power; Authorization; Enforceable Obligations..............................................60
         Section 5.5  No Legal Bar...............................................................................61
         Section 5.6  No Material Litigation and Disputes........................................................61
         Section 5.7  No Defaults................................................................................61
         Section 5.8  Ownership and Operation of Property........................................................61
         Section 5.9  Intellectual Property......................................................................61

         Section 5.10  No Burdensome Restrictions................................................................62
         Section 5.11  Taxes.....................................................................................62
         Section 5.12  ERISA.....................................................................................62
         Section 5.13  Use of Proceeds; Governmental Regulations, Etc............................................63
         Section 5.14  Subsidiaries..............................................................................64
         Section 5.15  Purpose of Extensions of Credit...........................................................64
         Section 5.16  Environmental Matters.....................................................................64
         Section 5.17  No Material Misstatements.................................................................65
         Section 5.18  Labor Matters.............................................................................65
         Section 5.19  Security Documents........................................................................66
         Section 5.20  Location of Real Property and Leased Premises.............................................67
         Section 5.21  Solvency..................................................................................67
         Section 5.22  Friedman's Subordinated Debt Documents....................................................67
         Section 5.23  Bank Accounts; Merchant Accounts..........................................................67

ARTICLE 6  AFFIRMATIVE COVENANTS.................................................................................67
         Section 6.1  Information Covenants......................................................................68
         Section 6.2  Preservation of Existence and Franchises...................................................72
         Section 6.3  Books and Records..........................................................................72
         Section 6.4  Compliance with Law........................................................................72
         Section 6.5  Payment of Taxes and Other Indebtedness....................................................72
         Section 6.6  Insurance..................................................................................72
         Section 6.7  Maintenance of Property....................................................................73
         Section 6.8  Performance of Obligations.................................................................73
         Section 6.9  Use of Proceeds............................................................................73
         Section 6.10  Audits/Inspections........................................................................73
         Section 6.11  Financial Covenants.......................................................................74
         Section 6.12  New Subsidiaries; Addition of Subsidiaries as Borrowers and Guarantors....................75
         Section 6.13  Guaranties of the Obligations.............................................................75
         Section 6.14  Additional Collateral; Further Assurances.................................................75
         Section 6.15  Landlord and Mortgagee Agreements.........................................................76
         Section 6.16  Bank as Depository........................................................................76
         Section 6.17  Interest Rate Protection..................................................................77

ARTICLE 7  NEGATIVE COVENANTS....................................................................................77
         Section 7.1  Indebtedness...............................................................................77
         Section 7.2  Liens......................................................................................78
         Section 7.3  Nature of Business.........................................................................78
         Section 7.4  Merger and Consolidation, Dissolution, and Acquisitions....................................78
         Section 7.5  Asset Dispositions.........................................................................79
         Section 7.6  Investments................................................................................80
         Section 7.7  Restricted Payments........................................................................80
         Section 7.8  Modifications and Payments in Respect of Other Funded Debt.................................80
         Section 7.9  Transactions with Affiliates...............................................................80
         Section 7.10  Fiscal Year; Organizational Documents.....................................................81

         Section 7.11  Ownership of Subsidiaries; Limitations on Parent..........................................81
         Section 7.12  No Further Negative Pledges...............................................................81
         Section 7.13  Limitation on Management Fees.............................................................81
         Section 7.14  Limitation on Foreign Subsidiaries........................................................82
         Section 7.15  Inventory Classification..................................................................82

ARTICLE 8  EVENTS OF DEFAULT.....................................................................................82
         Section 8.1  Events of Default..........................................................................82
         Section 8.2  Acceleration; Remedies.....................................................................84

ARTICLE 9  AGENCY PROVISIONS.....................................................................................85
         Section 9.1  Appointment and Authorization..............................................................85
         Section 9.2  Delegation of Duties.......................................................................86
         Section 9.3  Liability of the Agent.....................................................................86
         Section 9.4  Reliance by the Agent......................................................................86
         Section 9.5  Notice of Default..........................................................................87
         Section 9.6  Credit Decision............................................................................87
         Section 9.7  Indemnification............................................................................87
         Section 9.8  The Agent in Individual Capacity...........................................................88
         Section 9.9  Successor Agent............................................................................88
         Section 9.10  Withholding Tax...........................................................................89
         Section 9.11  Collateral Matters........................................................................90
         Section 9.12  Restrictions on Actions by the Lenders; Sharing of Payments...............................91
         Section 9.13  Agency for Perfection; Appointment of Collateral Agent....................................92
         Section 9.14  Payments by the Agent to the Lenders......................................................92
         Section 9.15  Field Audit and Examination Reports; Disclaimer by the Lenders............................93
         Section 9.16  Relation Among the Lenders................................................................93
         Section 9.17  Settlement................................................................................93
         Section 9.18  Documentation Agent.......................................................................97

ARTICLE 10  MISCELLANEOUS........................................................................................97
         Section 10.1  Notices...................................................................................97
         Section 10.2  Right of Setoff...........................................................................97
         Section 10.3  Benefit of Agreement; Assignments.........................................................98
         Section 10.4  No Waiver; Remedies Cumulative...........................................................101
         Section 10.5  Expenses; Indemnification................................................................101
         Section 10.6  Amendments, Waivers, and Consents........................................................103
         Section 10.7  Counterparts.............................................................................105
         Section 10.8  Headings.................................................................................105
         Section 10.9  Survival.................................................................................105
         Section 10.10  Governing Law; Choice of Forum; Service of Process......................................105
         Section 10.11  Waiver of Jury Trial....................................................................107
         Section 10.12  Severability............................................................................107
         Section 10.13  Entirety................................................................................108
         Section 10.14  Binding Effect; Termination.............................................................108

         Section 10.15  Confidentiality.........................................................................108
         Section 10.16  Other Security and Guaranties...........................................................109
         Section 10.17  Agency of Crescent for Each Other Credit Party..........................................109
         Section 10.18  Joint and Several Liability.............................................................109
         Section 10.19  Contribution and Indemnification Among the Borrowers....................................110
         Section 10.20  Additional Borrowers and Guarantors.....................................................111
         Section 10.21  Express Waivers By the Credit Parties in Respect of Cross Guaranties
                           and Cross Collateralization..........................................................111
         Section 10.22  Conflict................................................................................114
         Section 10.23  Amendment and Restatement...............................................................115

                                    SCHEDULES
Schedule 1.1A              Existing Letters of Credit
Schedule 1.1B              Investments
Schedule 1.1C              Liens
Schedule 1.1D              Lenders and Commitments
Schedule 5.2               Changes and Restricted Payments
Schedule 5.6               Litigation
Schedule 5.9               Intellectual Property
Schedule 5.14              Subsidiaries
Schedule 5.18              Labor Matters
Schedule 5.20              Real Properties; Locations of Collateral; Chief Executive Offices/Principal    Places of Business
Schedule 5.23              Bank Accounts; Merchant Accounts
Schedule 6.6               Insurance
Schedule 7.1               Indebtedness
Schedule 7.9               Transactions with Affiliates
Schedule 10.1              Lenders' Addresses


                                    EXHIBITS

Exhibit A                  Form of Revolving Note
Exhibit B                  Form of Notice of Borrowing
Exhibit C                  Form of Notice of Continuation/Conversion
Exhibit D                  Form of Officer's Compliance Certificate
Exhibit E                  Form of Assignment and Acceptance

                     AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 28, 2002 ("Agreement"), is by and among the lending institutions from time to time parties hereto (such lending institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), The CIT Group/Business Credit, Inc., as documentation agent, Bank of America, N.A., as administrative agent for the Lenders (in its capacity as the administrative agent, the "Agent"), Crescent Jewelers Inc., a Delaware corporation, and Crescent Jewelers, a California corporation, and each of its Subsidiaries party hereto.

                                    RECITALS:

      A. Capitalized terms used in this Agreement shall have the meanings specified in Article 1.

      B. Crescent, the Parent, Bank of America, N.A., and certain other lending institutions are party to that certain Credit Agreement dated as of September 15, 1999 (as amended, the "Original Credit Agreement") whereby certain credit facilities were made available to Crescent on the terms and conditions set forth therein.

      C. The Borrowers have requested that the Original Credit Agreement be amended and restated to make available to the Borrowers a revolving credit facility for loans and letters of credit in the aggregate principal amount of $50,000,000, which extensions of credit the Borrowers will use for the purposes permitted pursuant to Section 6.9, and to amend certain other provisions as set forth herein.

      D. The Lenders have agreed to amend and restate the Original Credit Agreement and make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

      Section 1.1 Definitions.

      As used in this Agreement, the following terms shall have the meanings specified below:

      "ACH Transactions" means any cash management or related services including, without limitation, the automated clearinghouse transfer of funds by Bank of America for the account of any Borrower pursuant to agreement or overdrafts.

      "Acquisition" means the purchase or acquisition by any Person of any Capital Stock of another Person or all or any substantial portion of the Property (other than Capital Stock) of another Person, whether or not involving a merger or consolidation with such other Person.

      "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

      "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

      "Adjusted Net Earnings from Operations" means, for the Consolidated Group for any period, the net income after provision for income taxes for such period, as determined in accordance with GAAP and reported on the financial statements of the Consolidated Group, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets;
(b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by a member of Consolidated Group in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (excluding a member of the Consolidated Group) in which a member of the Consolidated Group has an ownership interest unless (and only to the extent) such earnings shall actually have been received by a member of the Consolidated Group in the form of cash distributions; (e) earnings of any Person to which assets of a member of the Consolidated Group shall have been sold, transferred, or disposed of, or into which a member of the Consolidated Group shall have been merged, or which has been a party with a member of the Consolidated Group to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of a member of the Consolidated Group or from cancellation or forgiveness of Indebtedness; (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; and (h) non-cash expenses resulting from the Parent reacquiring or otherwise taking back its Capital Stock in connection with the forgiveness of Indebtedness of the Parent existing on the Closing Date of up to $1,000,000 in the aggregate during the term of this Agreement owing by employees of the Borrowers in connection with purchases of Capital Stock by such employees under the Crescent Jewelers Inc. 1992 Restricted Stock Purchase Plan.

      "Adjusted Tangible Net Worth" means, as of any date and determined in accordance with GAAP, (a) total assets, minus (b) total liabilities, plus (c) Subordinated Debt, minus, (d) intangible assets, minus (e) notes receivable from Affiliates and Investments in Affiliates, minus (f) the aggregate amount of Installment Contracts for which any portion of a payment is more than ninety
(90) days past due on a "contractual" basis.

      "Adjusted Tangible Net Worth Requirement" means as of the end of each Fiscal Period of the Parent ending after the Closing Date, an amount equal to the amount specified corresponding to the applicable Fiscal Period end in the following table, respectively:

                                               Adjusted Tangible Net Worth
      Fiscal Period End                               Requirement

Each Fiscal Period ending after
the Closing Date through and                          $47,000,000
including June 28, 2003

Fiscal Period ending August 2,               $47,000,000, plus the cumulative
2003 and each Fiscal Period                  amount of all Adjusted Tangible
ending thereafter                            Net Worth Requirement Increases

      "Adjusted Tangible Net Worth Requirement Increase" means an amount determined for the Parent and its Subsidiaries on a consolidated basis as of the end of any Fiscal Year, commencing with the Fiscal Year ending August 2, 2003, equal to the sum of (a) fifty percent (50.0%) of the amount (not less than zero) of Net Income for each Fiscal Year ending after the Closing Date, plus (b) seventy-five percent (75.0%) of the net amount of all equity proceeds received by any Credit Party after the Closing Date (other than equity proceeds received from another Credit Party).

      "Administrative Agent's Fee Letter" means that certain letter agreement, dated concurrently herewith, between the Agent and the Borrowers, as such letter agreement may be amended, restated, or otherwise modified from time to time.

      "Affiliate" means, with respect to any Person (the "subject Person"), any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with the subject Person or (b) directly or indirectly owning or holding ten percent (10.0%) or more of the Capital Stock of the subject Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" has the meaning specified in the introductory paragraph of this Agreement.

      "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Agent and its Affiliates.

      "Agents' Fee Letter" means that certain letter agreement, dated concurrently herewith, among the Agent, CIT (in its capacity as the documentation agent hereunder), and the Borrowers, as such letter agreement may be amended, restated, or otherwise modified from time to time.

      "Aggregate Revolving Commitment Amount" means the aggregate amount of Revolving Commitments in effect from time to time, such amount being fifty million Dollars ($50,000,000) on the Closing Date.

      "Agreement" has the meaning specified in the introductory paragraph and includes, without limitation, all amendments, restatements, or other modifications hereto from time to time.

      "Anniversary Date" means an anniversary of the Closing Date.

      "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers by written notice as the office by which such Lender's Eurodollar Loans are made and maintained.

      "Applicable Percentage" means, as of the Closing Date,

            (a) with respect to Base Rate Loans and all other Obligations other than Eurodollar Loans, 0.25%,

            (b) with respect to Eurodollar Loans, 2.75%,

            (c) with respect to the Unused Line Fee, 0.375%, and

            (d) with respect to the Letter of Credit Fee, 2.75%,

in each case subject to adjustment from time to time thereafter to the applicable percentage specified corresponding to the Fixed Charge Coverage Ratio of the Consolidated Group as set forth below, respectively:

              FIXED CHARGE COVERAGE RATIO           BASE RATE     EURODOLLAR     UNUSED LINE     LETTER OF
                                                      LOANS          LOANS           FEE         CREDIT FEE
       Less than 1.10 to 1.00                         0.50%          3.00%          0.50%          3.00%

       Greater than or equal to 1.10 to 1.00          0.25%          2.75%          0.375%         2.75%
       but less than 1.25 to 1.00

       Greater than or equal to 1.25 to 1.00          0.00%          2.50%          0.375%         2.50%
       but less than 1.50 to 1.00

       Greater than or equal to 1.50 to 1.00          0.00%          2.25%          0.375%         2.25%

For the purpose of determining any such adjustments to the Applicable Percentage, the Fixed Charge Coverage Ratio shall be determined for the immediately preceding four (4) Fiscal Quarters based upon the financial statements of the Consolidated Group for each of the Consolidated Group's respective Fiscal Quarters, beginning with the Fiscal Quarter ending August 2, 2003, delivered to the Agent and the Lenders as required by Section 6.1(a) (with respect to the financial statements for the last Fiscal Quarters of each Fiscal
Year) or Section 6.1(b) (with respect to the financial statements for each of the other Fiscal Quarters of each Fiscal Year), and any such adjustment, if any, shall become effective prospectively on and after the first day of the calendar month which begins at least five (5) days after the date of delivery of such financial statements to the Agent and the Lenders. Concurrently with the delivery of such financial statements, the Borrowers shall deliver to the Agent and the Lenders a certificate, signed by an Executive Officer of Crescent or the treasurer or corporate controller, of Crescent, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Percentage. In the event the Borrowers fail to timely deliver any such financial statements, in addition to any other remedy provided for in this Agreement, the Applicable Percentage shall be deemed to be equal to the highest level set forth in the preceding table, until the first day of the first calendar month following the delivery of such financial statements at which time the Applicable Percentage shall be determined, prospectively, in accordance with the terms hereof. If a Default or Event of Default exists at the time any reduction in the Applicable Percentage is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived by the requisite Lenders.

      "Asset Disposition" means (a) the sale, lease, or other disposition of any Property by any member of the Consolidated Group (including the Capital Stock of a Subsidiary but excluding Capital Stock of the Parent), and (b) receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking, or similar event with respect to any of its Property. For purposes hereof "Asset Disposition" shall not include, in any event, (v) the sale of inventory in the ordinary course of business, (w) the sale, lease, or other disposition of machinery and equipment which is obsolete or no longer used or useful in the conduct of the Borrowers' business, (x) the sale or disposition of Investments included in clause (a) of the definition of Permitted Investments, and (y) the issuance of Capital Stock of a Subsidiary to any member of the Consolidated Group or the issuance of Capital Stock of a Subsidiary pro rata to all of its holders in a manner that does not dilute the ownership interest of the members of the Consolidated Group therein.

      "Assignment and Acceptance" has the meaning specified in Section 10.3(b).

      "Bank of America" means Bank of America, N.A., and its successors.

      "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its sole discretion for the Bank Products then provided or outstanding.

      "Bank Products" means any one or more of the following types of services or facilities extended to any Credit Party by Bank of America or any Affiliate of Bank of America in reliance on Bank of America's agreement to indemnify such
Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including, without limitation, controlled disbursement services; and (d) Hedging Agreements.

      "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded, or replaced from time to time.

      "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of such Person or for any substantial part of its Property or order the winding up or liquidation of its affairs; (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of such Person or for any substantial part of such Person's Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged, or unbonded for a period of sixty (60) consecutive days; (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

      "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate

      "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

      "Borrower" means, separately and individually, any of Crescent and any other Person who becomes a party to this Agreement as a "Borrower" pursuant to the terms hereof, jointly, severally, and collectively, and "Borrowers" means more than one or all of the foregoing Persons, jointly, severally, and collectively, as the context requires.

      "Borrowing Base" means, as of any day, an amount equal to the sum of (a) the Receivables Advance Rate multiplied by the Net Balance of the Borrowers' Eligible Installment Contracts, plus (b) the lesser of (i) fifty percent (50.0%) of the Borrowers' Eligible Inventory, (ii) eighty-five percent (85.0%) of the Net Recovery Value of the Borrowers' inventory, or (iii) $25,000,000, minus (c) Reserves.

      "Borrowing Base Certificate" has the meaning specified in Section 6.1(d).

      "Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in Pasadena, California or Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

      "Businesses" has the meaning specified in Section 5.16(a).

      "Capital Adequacy Regulation" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "Capital Expenditures" means all payments due (whether or not paid during any period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease or Synthetic Lease.

      "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, and (e) any other units, rights, securities, equity interests, participations, or equivalent evidences of ownership that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (iii) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investor Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by a Lender or any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses
(a) through (d).

      "Change of Control" means the occurrence of any of the following events:
(a) Phillip Ean Cohen shall fail to own and control, directly or indirectly, Voting Stock of the Parent in an amount sufficient to elect a majority of the Parent's board of directors, or (b) during any period of up to twelve (12) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twelve (12) month period were directors of the Parent (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office, or (c) Crescent (except for the preferred stock issued to Friedman's pursuant to the Friedman's Stock Sale), or any of its Subsidiaries, ceases to be a wholly-owned Subsidiary of the Parent, excluding any such Subsidiary of Crescent which is the subject of a transaction permitted by Section 7.4 or Section 7.5.

      "CIT" means The CIT Group/Business Credit, Inc., and its successors.

      "Closing Date" means the date of this Agreement.

      "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

      "Collateral Adjustment Percent" means, calculated as of the last day of each Fiscal Period, the sum of (a) the Past Due Percent, plus (b) the Net Charge-off Percent.

      "Collateral Documents" means a collective reference to the Security Agreements, the Mortgages (if any), and such other documents executed and delivered in connection with the attachment and perfection of the Agent's Liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

      "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (a) the Termination Date or (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

      "Commitments" means any of the Revolving Commitments and/or the LOC Commitments.

      "Consolidated Group" means the Parent and its Subsidiaries (including, without limitation, Crescent).

      "Consumer Protection Laws" means the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Financial Privacy Act, anti-discrimination and fair lending laws and all other federal and state laws, regulations, orders, directives, or similar requirements of any Governmental Authority intended for the protection of consumers in connection with the extension of consumer credit.

      "Continue", "Continuation", and "Continued" refer to the continuation pursuant to Section 3.2 of a Eurodollar Loan from one Interest Period to the next Interest Period.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement (including, without limitation, the Friedman's Subordinated Debt Documents), instrument, or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Convert", "Conversion", and "Converted" refer to a conversion pursuant to
Section 3.2 or Section 3.6 of a Base Rate Loan into a Eurodollar Loan or of a Eurodollar Loan into a Base Rate Loan.

      "Credit Documents" means two or more of this Agreement, the Notes, the LOC Documents (excluding any Letter of Credit), the Guaranty Agreements, the Administrative Agent's Fee Letter, the Agents' Fee Letter, the Collateral Documents, any agreement entered into in connection with any Bank Products, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, restated, or otherwise modified from time to time), and "Credit Document" means any one of them.

      "Credit Parties" means, collectively, the Borrowers and the Guarantors, and "Credit Party" means any one of such Persons.

      "Crescent" means Crescent Jewelers, a California corporation, and its successors and assigns.

      "Default" means any event, act, or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Agreement within one Business Day of when due, (b) other than as set forth in clause (a) preceding, has failed to pay to the Agent or any other Lender an amount owed by such Lender pursuant to the terms of this Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or discount, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee, or similar official has been appointed.

      "Designated Account" has the meaning set forth in Section 2.7(a).

      "Discretionary Over-Advances" has the meaning set forth in Section 2.1(a).

      "Dollars" and "$" means dollars in lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

      "Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

      "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

      "EBITDA" means, for any period, the sum of (a) Adjusted Net Earnings from Operations, plus (b) to the extent deducted in determining Adjusted Net Earnings from Operations, (i) Interest Expense, plus (ii) taxes, plus (iii) depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP.

      "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000, and (d) any other Person reasonably acceptable to the Agent and, if no Default or Event of Default exists, the Borrowers; provided, however, that no Borrower nor an Affiliate of any Borrower shall qualify as an Eligible Assignee.

      "Eligible Installment Contracts" means, for each Borrower as of any date of determination and without duplication, those Installment Contracts which the Agent, in its reasonable discretion, determines are eligible, but excluding, without limiting the Agent's discretionary rights (a) any Installment Contract which is (i) not subject to a perfected, first priority (subject to incohate Liens for government charges or assessments not yet due) Lien in favor of the Agent to secure the Total Obligations, (ii) subject to any other Lien that is not a Permitted Lien, or (iii) evidences a transaction not in compliance with any Requirement of Law, (b) any Installment Contract for which payment thereunder is doubtful or is determined to be uncollectible (including, without limitation, any Installment Contract under which any payment is more than sixty
(60) days past due on a "contractual" basis), (c) any Installment Contract which is modified or rewritten, (d) any Installment Contract with a term of more than twenty-four (24) months, (e) any Installment Contract for which the obligations of the debtor thereunder are evidenced by a note, chattel paper, or other instrument, unless the covenants set forth in the Security Agreement applicable to such note, chattel paper, or instrument have been complied with, (f) any Installment Contract for which the debtor thereunder is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind or which has died or been declared judicially incompetent, (g) any Installment Contract for which the debtor thereunder is located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in form and substance and from an institution acceptable to the Agent and with respect to which the letter-of-credit rights (as defined in the UCC) have been assigned to the Agent pursuant to documents in form and substance acceptable to the Agent),
(h) any Installment Contract which is contingent or which is subject to offset, discount, or deduction (in each case to the extent of such offset, discount, or deduction) or which is subject to any counterclaim, dispute, or other defense to payment, (i) any Installment Contract under which any Subsidiary, employee, or Affiliate of a Borrower is the debtor, (j) any Installment Contract representing a sale to the government of the United States or any subdivision thereof unless the Federal Assignment of Claims Act (or other similar Requirement of Law) has been complied with to the satisfaction of the Agent with respect to such Installment Contract, (k) any Installment Contract with respect to which any of the representations, warranties, covenants, and agreements contained in the Credit Documents are not or have ceased to be complete and correct or have been breached, (l) any Installment Contract which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis, (m) any Installment Contract arising from a transaction which does not conform to the credit criteria of a Borrower in effect at the time such Installment Contract is entered into, (n) any Installment Contract owing from a debtor the Agent reasonably determines is not creditworthy, (o) any Installment Contract under which the initial payment is more than forty-five (45) days from the original date of sale, (p) any Installment Contract under which the merchandise purchased by the debtor has been repossessed or a Borrower has demanded return of such merchandise, (q) any Installment Contract arising in a transaction in which the goods covered thereby have not been delivered, (r) the portion of any sales tax included in any Installment Contract, (s) any Installment Contract which has payment terms which are not fully amortizing within twenty-four (24) months after the date of sale with respect thereto, and (t) any Installment Contract which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

      "Eligible Inventory" means, for each Borrower as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of finished goods inventory owned by such Borrower, less reserves against inventory shrinkage as are reasonably satisfactory to the Agent and other appropriate reserves determined in accordance with GAAP. Without limiting the foregoing, Eligible Inventory excludes any event (a) inventory which is (i) not subject to a perfected, first priority (subject to inchoate Liens for government charges or assessments not yet due) Lien in favor of the Agent to secure the Total Obligations or (ii) subject to any other Lien that is not a Permitted Lien, (b) inventory which is defective, obsolete, or not in good or merchantable condition or fails to meet standards for sale or use imposed by governmental agencies, departments, or divisions having regulatory authority over such goods, (c) inventory which is not useable or salable at prices approximating its cost in the ordinary course of the business (including, without duplication, the amount of any reserves for obsolescence, unsalability, or decline in value), (d) inventory located outside of the United States or in transit (other than between locations operated by the Borrowers), (e) inventory which is leased or on consignment, (f) inventory that has been returned to a Borrower, unless such inventory meets all of the other requirements of eligibility contained herein, or repossessed by a Borrower, (g) inventory that is located in a public warehouse or in possession of a bailee or in a facility (other than a retail store operated by a Borrower) leased by a Borrower if the applicable warehouseman, bailee, or lessor has not delivered to the Agent, if requested by the Agent, a subordination or waiver agreement, in form and substance satisfactory to the Agent, (h) inventory that is not finished goods or is raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials, (i) inventory that is subject to a third party's trademark or other proprietary right, unless the Agent is satisfied that it could sell such inventory on satisfactory terms during the existence of an Event of Default, (j) inventory which is to be returned to any vendor, (k) any capitalized costs included in inventory, and (l) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

      "Environmental Laws" means any and all lawful and applicable federal, state, local, and foreign, statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, and other governmental restrictions relating to the environment or to emissions, discharges, releases, or threatened releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Affiliate" means an entity which is under common control with any member of the Consolidated Group within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any member of the Consolidated Group and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

      "ERISA Affiliate Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any ERISA Affiliate that is not a member of the Consolidated Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

      "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal by any member of the Consolidated Group from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (f) the complete or partial withdrawal of any member of the Consolidated Group from a Multiemployer Plan,
(g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan, or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

      "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

      "Eurodollar Rate" means, for any Interest Period, with respect to Eurodollar Loans, the rate of interest per annum determined pursuant to the following formula:
                                              Offshore Base Rate
            Eurodollar Rate    =    --------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

            Where,

            "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Loan comprising part of such borrowing would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

      "Event of Default" has the meaning specified in Section 8.1.

      "Excluded Property" means, with respect to any member of the Consolidated Group, including any Person that becomes a member of the Consolidated Group after the Closing Date, any Property of such member of the Consolidated Group which, subject to the terms of Section 7.12, is subject to a Lien of the type described in clause (h) of the definition of "Permitted Liens" pursuant to documents which prohibit such member of the Consolidated Group from granting any other Liens in such Property.

      "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, chief accounting officer, and chief financial officer of such Person.

      "Existing Letters of Credit" means the letters of credit identified on
Schedule 1.1A.

      "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender (including Continuations and Conversions thereof) or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Fees" means all fees payable by the Borrowers pursuant to Section 3.5.

      "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter, each of which is approximately one calendar month in duration. There are twelve
(12) Fiscal Periods in each Fiscal Year.

      "Fiscal Quarter" means one of the four thirteen week, or if applicable fourteen week, quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on Saturday of the thirteenth (or fourteenth, if applicable) week in such quarter.

      "Fiscal Year" means, with respect to each member of the Consolidated Group, the Fiscal Year for financial accounting purposes consisting of 52 or 53 weeks ending on the Saturday closest to July 31 of each year.

      "Fixed Charge Coverage Ratio" means, for any period, the ratio of EBITDA divided by Fixed Charges.

      "Fixed Charges" means, for any period, the sum of (a) the cash portion of Interest Expense for such period (including interest paid on the Friedman's Subordinated Debt), plus (b) payments of Funded Debt (including the Friedman's Subordinated Debt, mandatory commitment reductions, sinking fund payments, payments in respect of the principal component of Capital Leases, Synthetic Leases, and the like relating thereto) and the Indebtedness referred to in paragraph 2 of Schedule 7.1 for such period other than payments of (i) principal of the Loans and (ii) reimbursement obligations in respect of Letters of Credit, plus (c) Capital Expenditures, minus any cash received (including the proceeds of any insurance or condemnation award to the extent such proceeds are used to purchase or acquire any fixed asset or improvement) upon the disposal of any capital asset which is not applied to, (i) the repayment of any Indebtedness other than the Loans or reimbursement obligations in respect of Letters of Credit or (ii) payment of any fees, costs, and expenses of such disposal, plus
(d) Restricted Payments, plus (e) federal, state, local, and foreign income taxes paid in cash, in each case determined in accordance with GAAP.

      "Foreign Subsidiary" means a Subsidiary which is not a Domestic
Subsidiary.

      "Friedman's" means Friedman's Inc., a Delaware corporation, and its successors and assigns.

      "Friedman's Intercreditor Agreement" means that certain Subordination Agreement, dated as of the Closing Date, among the Agent, Crescent, the Parent, and Friedman's Inc., a Delaware corporation, as such agreement may be amended, restated, or otherwise modified from time to time.

      "Friedman's Stock Sale" means the issuance or sale of Capital Stock of Crescent to Friedman's, pursuant to the Stock Purchase Agreement, dated concurrently herewith, among Friedman's and Crescent, as such agreement may be amended, restated, or otherwise modified from time to time consistent with the Friedman's Intercreditor Agreement.

      "Friedman's Subordinated Debt" means the Subordinated Debt owing by Crescent to Friedman's, pursuant to the Friedman's Subordinated Debt Documents.

      "Friedman's Subordinated Debt Documents" means the Note Purchase Agreement dated concurrently herewith, among Friedman's and Crescent and such other agreements, certificates, documents, and instruments executed or delivered in connection therewith, as such agreements, certificates, documents, and instruments may be amended, restated, or otherwise modified from time to time consistent with the Friedman's Intercreditor Agreement.

      "Funded Debt" means, with respect to any Person (the "subject Person"), without duplication, (a) all obligations of the subject Person for borrowed money (other than, to the extent it may be included herein, trade debt incurred in the ordinary course of business), (b) all obligations of the subject Person evidenced by bonds, debentures, notes, or similar instruments, or upon which interest payments are customarily made (other than, to the extent it may be included herein, trade debt incurred in the ordinary course of business), (c) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements relating to Property purchased (other than customary reservations of title under agreements with suppliers entered into in the ordinary course of business, including, without limitation, the consignment of inventory and all obligations issued or assumed as the deferred purchase price of Property or services purchased) excluding trade debt incurred in the ordinary course of business, which would appear as liabilities on a balance sheet) of the subject Person, including, without limitation, the principal portion of all obligations of the subject Person outstanding under Capital Leases, (d) all Support Obligations of the subject Person with respect to Funded Debt of another Person, (e) the maximum available amount of all standby letters of credit issued or bankers' acceptances facilities for the account of the subject Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (f) all Funded Debt of another Person secured by a Lien on any Property of the subject Person, whether or not such Funded Debt has been assumed by the subject Person, provided that for purposes hereof the amount of such Funded Debt shall be limited to the amount of such Funded Debt as to which there is recourse to the subject Person or the fair market value of the property which is subject to the Lien, if less, (g) the outstanding attributed principal amount under any Securitization Transaction to which the subject Person is a party, (h) the principal portion of obligations outstanding under Synthetic Leases under which the subject Person is the lessee, and (i) the maximum amount of all contingent obligations (including earn-out payments incurred in connection with Acquisitions consummated prior to the Closing Date. The Funded Debt of the subject Person shall include the Funded Debt of any partnership or joint venture in which the subject Person is a general partner or joint venturer, but only to the extent to which there is recourse to the subject Person for the payment of such Funded Debt.

      "Funding Date" means any date on which any of the following occur: (a) a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers, or any of them, or (b) by Bank of America in the case of a borrowing funded by Non-Ratable Loans, or (c) by the Agent in the case of a borrowing consisting of a Discretionary Over-Advance, or (d) the issuance of a Letter of Credit hereunder.

      "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

      "Governmental Authority" means any nation or government, any state, province, municipality, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to the government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by and of the foregoing, and any department, agency, board, commission tribunal, committee, or instrumentality of any of the foregoing.

      "Gross Installment Contract Payments" means, as of any date of determination with respect to each Installment Contract, the outstanding balance thereof including all unearned interest, premiums for insurance and product warranties, and other fees and charges, whether earned or unearned, owing by the debtor thereunder.

      "Guarantors" means the Parent and each other Person which may hereafter become a Guarantor by execution of a guaranty agreement reasonably acceptable to the Agent, together with their successors and assigns, and "Guarantor" means any one of such Persons.

      "Guaranty Agreement" means any agreement executed and delivered by a Credit Party which guarantees the payment or performance of the Total Obligations, and "Guaranty Agreements" means two or more of such agreements, collectively, as any such agreement may be amended, restated, or otherwise modified from time to time.

      "Hedging Agreement" means an interest rate protection agreement or foreign currency exchange agreement, as such agreement may be amended, restated, or otherwise modified from time to time.

      "Indebtedness" means, with respect to any Person (the "subject Person"), without duplication, (a) all Funded Debt of the subject Person, (b) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (c) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired, whether or not the obligations secured thereby have been assumed, (d) all Support Obligations with respect to Indebtedness of another Person, (e) all obligations under Hedging Agreements, (f) all preferred Capital Stock which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption, or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time during the term of this Agreement, and (g) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

      "Indemnified Liabilities" has the meaning specified in Section 10.5.

      "Installment Contract" means any loan agreement, installment sale contract, or other form of instrument or document evidencing obligations owing by a retail purchaser to a Borrower with respect to financial accommodations provided by such Borrower to such purchaser in connection with a sale of merchandise to such purchaser.

      "Intellectual Property" has the meaning specified in Section 5.9.

      "Interest Expense" means, for any period, interest expense determined in accordance with GAAP on a consolidated basis and including the amortization of debt discount and premium, the interest component of Capital Leases and Synthetic Leases and the implied interest component under Securitization Transactions.

      "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each calendar month and the Termination Date and (b) as to any Eurodollar Loan, (i) the last day of each Interest Period for such Loan or, with respect to any Interest Period of greater than three (3) months in duration, the last day of the third month, (ii) the date of repayment of principal of such Loan, and
(iii) the Termination Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

      "Interest Period" means, with respect to any Eurodollar Loan, a period of one, two, three, or six months duration, as a Borrower may elect, commencing in each case on the date of the borrowing (including Conversions, Continuations, and renewals); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that if the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
(b) no Interest Period shall extend beyond the Termination Date, and (c) if an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

      "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities, or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures, or other ownership interests or other securities of such Person, (b) any deposit with, or advance, loan, or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business), or (c) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

      "Issuing Lender" means Bank of America.

      "Lender" and "Lenders" have the meanings specified in the introductory paragraph of this Agreement.

      "Letter of Credit" means any Existing Letter of Credit and any letter of credit issued by the Issuing Lender for the account of a Borrower in accordance with the terms of Section 2.1(b).

      "Letter of Credit Fee" has the meaning specified in Section 3.5(b).

      "Leverage Ratio" means, as of any date and determined in accordance with GAAP, the ratio of (a) total liabilities divided by (b) Adjusted Tangible Net Worth.

      "Licenses" means all licenses, permits, and other grants of authority obtained or required to be obtained from any Governmental Authority in connection with the management or operation of the business of the members of the Consolidated Group or the ownership, lease, license, or use of any Property of the members of the Consolidated Group.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed by a Person authorized to do so under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

      "Loan" or "Loans" means the Revolving Loans (including the Non-Ratable Loans and the Discretionary Over-Advances) and the Base Rate Loans and Eurodollar Loans comprising such Loans.

      "LOC Commitment" means the commitment of the Issuing Lender to issue, and of the Lenders to participate in, Letters of Credit and LOC Obligations hereunder.

      "LOC Committed Amount" means the maximum amount of LOC Obligations hereunder, as specified in Section 2.1(b).

      "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees, or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

      "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not reimbursed by the Borrowers.

      "Margin Stock" means "margin stock" or any "margin security" as defined in Regulation T, Regulation U, and Regulation X.

      "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), operations, business, assets, or liabilities of the Consolidated Group taken as a whole, (b) the ability of any Credit Party or other party thereto to perform any material obligation under the Credit Documents to which it is a party, or (c) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

      "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

      "Maximum Rate" means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Total Obligations as allowed by any Requirement of Law.

      "Merchant Account" means, in respect of a Credit Party, any account, agreement or arrangement between such Credit Party and another Person pursuant to which such other Person gives or makes available credit to such Credit Party in respect of credit card transactions generated by such Person.

      "Merchant Account Agreement" means an agreement evidencing a Merchant Account, and any renewal, extension, modification, amendment or restatement thereof.

      "Mortgaged Property" means the Property which is the subject of a Mortgage as referenced therein.

      "Mortgages" means those mortgages, deeds of trust, security deeds, or like instruments given to the Agent, for the benefit of the Agent and the Lenders, to secure the Total Obligations, as such agreements may be amended, restated, or otherwise and modified from time to time.

      "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

      "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any member of the Consolidated Group or any ERISA Affiliate and at least one employer other than the members of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

      "Net Balance" means, as of any date of determination, the Gross Installment Contract Payments of an Installment Contract, less all unearned interest, fees, and charges (including premiums for insurance and product warranties) owing by the debtor thereunder.

      "Net Charge-off Percent" means the percent, calculated as of the last day of each Fiscal Period, equal to (a) the aggregate amount of all Net Charge-offs of the Borrowers during each of the six (6) Fiscal Periods immediately preceding the date of calculation, multiplied by two (2), divided by (b) the sum of the Net Balance owing under all Installment Contracts of the Borrowers outstanding as of the last day of each such Fiscal Period, divided by six (6).

      "Net Charge-offs" means, for any period, the aggregate amount of all unpaid payments under Installment Contracts which have been charged-off by the Borrowers during such period, as reduced by the amount of all cash recoveries with respect to Installment Contracts which have been charged-off during previous periods or such period.

      "Net Income" means, for any period, the net income of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

      "Net Recovery Value" means, with respect to any inventory, the net recovery value thereof in an orderly liquidation net of all costs of liquidation thereof, as reasonably determined by the Agent based upon a written appraisal prepared by an experienced and reputable independent appraiser acceptable to the Agent on a valuation basis, and in form and substance, satisfactory to the Agent.

      "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in
Section 2.7(e).

      "Note" or "Notes" means any of the Revolving Notes.

      "Notice of Borrowing" means a written notice of borrowing, in substantially the form of Exhibit B, as required by Section 2.2(a)(i).

      "Notice of Continuation/Conversion" means a written notice of Continuation or Conversion, in substantially the form of Exhibit C, as required by Section 3.2.

      "Obligations" means, collectively, the Revolving Loans and the LOC Obligations.

      "Operating Lease" means, as applied to any Person, any lease by such Person as lessee (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease.

      "Original Credit Agreement has the meaning specified in Recital B.

      "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Agent's net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

      "Participant" means any commercial bank, financial institution, or other Person not an Affiliate of the Credit Parties who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

      "Parent" means Crescent Jewelers Inc., a Delaware corporation, and its successors and assigns.

      "Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.6(b) and in Loans as provided in
Section 3.8.

      "Past Due Percent" means the percent, calculated as of the last day of each Fiscal Period, equal to (a) the Gross Installment Contract Payments owing under all Installment Contracts owing to the Borrowers (excluding Installment Contracts which have been charged-off or for which the subject merchandise has been repossessed or demanded to be returned) as to which any portion of an installment due thereunder is thirty (30) days or more past due as determined on a "contractual" basis as of the last day of each of the six (6) Fiscal Periods immediately preceding the date of calculation, divided by (b) the Gross Installment Contract Payments owing under all Installment Contracts (excluding Installment Contracts which have been charged-off or for which the subject merchandise has been repossessed or demanded to be returned) as of the last day of each of the six (6) Fiscal Periods immediately preceding the date of calculation.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

      "Permitted Distributions" means (a) any Restricted Payment by a Credit Party to a Borrower or by a Credit Party that is not a Borrower to another Credit Party that is not a Borrower and (b) any payment with respect to Crescent's Capital Stock issued pursuant to the Friedman's Stock Sale which is permitted under the Friedman's Intercreditor Agreement.

      "Permitted Investments" means Investments which are (a) cash and Cash Equivalents, (b) accounts receivable created, acquired, or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) Investments consisting of Capital Stock, obligations, securities, or other Property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors, (d) Investments existing as of the Closing Date and set forth in Schedule 1.1B, (e) advances or loans to directors, officers, and employees in the ordinary course of business for reasonable business expenses that do not exceed $500,000 in the aggregate at any one time outstanding, (f) Investments by members of the Consolidated Group in their Subsidiaries and Affiliates existing on the Closing Date, (g) Investments by members of the Consolidated Group in and to Domestic Credit Parties, and (h) other Investments of a nature not contemplated in clauses (a) through (g) preceding in an amount not to exceed $500,000 in the aggregate at any time outstanding.

      "Permitted Liens" means:

            (a) Liens in favor of the Agent to secure the Total Obligations;

            (b) Liens in favor of Bank of America or an Affiliate of Bank of America pursuant to a Hedging Agreement permitted hereunder, but only (i) to the extent such Liens secure obligations under such Hedging Agreement permitted under Section 7.1,

      (ii) to the extent such Liens are on the same collateral as to which the Agent, for the benefit of the Agent and the Lenders, also has a Lien, and
      (iii) so long as the obligations under such Hedging Agreement and the indebtedness, liabilities, and obligations of the Credit Parties hereunder and under the other Credit Documents shall share pari passu in the collateral subject to such Liens;

            (c) Liens (other than Liens created or imposed under ERISA) for taxes, assessments, or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, or loss on account thereof);

            (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, and materialmen and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, or loss on account thereof);

            (e) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the attachments or the judgments secured shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay;

            (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title, and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

            (h) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 7.1(c), provided that any such Lien attaches only to the Property financed or leased and such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof;

            (i) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

            (j) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations, or agreements in foreign jurisdictions) relating to, leases not prohibited by this Agreement;

            (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (l) Liens deemed to exist in connection with Investments in repurchase agreements which constitute Permitted Investments;

            (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

            (n) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

            (o) Liens existing as of the Closing Date and set forth on Schedule 1.1C; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date, and provided further, notwithstanding the foregoing, any such Lien which purports to cover proceeds of consigned goods described in clause (p) following shall not be a Permitted Lien after the expiration of forty-five
      (45) days after the Closing Date;

            (p) Liens on goods consigned to a Borrower in connection with consignment arrangements, provided, that such consignment arrangement is evidenced by a written agreement in form and substance satisfactory to the Agent and such Lien does not attach to proceeds of such goods.

            (q) extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of Liens referred to in the foregoing clauses; provided that the Lien given in connection any such extension, renewal, or replacement shall be limited to the property securing the Lien prior to extension, renewal, or replacement and where such Lien secures Funded Debt, the Lien given in connection with such extension, renewal, or replacement shall not secure indebtedness in an amount exceeding the principal amount secured immediately prior to the extension, renewal, or replacement; and

            (r) Liens comprised of any exclusion or exception under any title insurance policy provided to the Agent in accordance with the Credit Documents (which policy shall be in form and content reasonably satisfactory to the Agent).

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

      "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

      "Pro Forma Basis" means that, for purposes of determining compliance with any provision of this Agreement, including the financial covenants set forth in
Section 6.11, on a "Pro Forma Basis", that any transaction shall be deemed to have occurred as of the first day of the applicable measurement period ending as of the most recent Fiscal Period end immediately preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" means (a) any payment of investment banking fees pursuant to Section 6.1(h), (b) any Asset Disposition allowed by
Section 7.5, and (c) any Restricted Payment allowed by Section 7.7. In connection with any calculation of the financial covenants set forth in Section 6.11, upon giving effect to a transaction on a Pro Forma Basis (y) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and (z) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period.

      "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of Crescent delivered to the Agent in connection with (a) any merger or consolidation allowed by Section 7.4 and (b) any Asset Disposition allowed by
Section 7.5, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the EBITDA as of the most recent Fiscal Period end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Real Property" means, with respect to any member of the Consolidated Group, any real property (wherever located) which (a) is owned or leased by such member of the Consolidated Group and (b) is not Excluded Property.

      "Receivables Advance Rate" means fifty percent (50.0%); provided that the Receivables Advance Rate shall be reduced by one percent (1.0%) for each whole percentage that the Collateral Adjustment Percent for the Fiscal Period ending immediately preceding the date of determination exceeds the percentage specified in the table below corresponding to the applicable Fiscal Period ending immediately prior to the date of determination:

                       Fiscal Period End                                    Percentage
                Fiscal Period ending July 27,
                2002                                                          54.0%

                Fiscal Period ending August 24,
                2002                                                          58.0%

                Fiscal Period ending September
                28, 2002                                                      60.0%

                Fiscal Periods ending October 26,
                2002 and November 23, 2002                                    61.0%

                Fiscal Period ending December 28,
                2002                                                          58.0%

                Fiscal Period ending January 25,
                2003 and each Fiscal Period                                   47.0%
                ending thereafter


      "Register" has the meaning specified in Section 10.3(g).

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Regulation Z" means Regulation Z of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the advance or thirty (30) day notice requirement has been waived by regulation.

      "Required Financial Information" means the annual and periodic compliance certificates and related financial statements and information required by the provisions of Section 6.1(a), Section 6.1(b), and Section 6.1(c).

      "Required Lenders" means, at any time, Lenders having more than sixty-five percent (65.0%) of the aggregate Commitments, or if the Commitments have been terminated, Lenders having more than sixty-five percent (65.0%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein); provided that the Commitments of, and outstanding principal amount of Obligations (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, or ordinance (including, without limitation, Consumer Protection Laws and Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

      "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against borrowing availability established by the Agent from time to time in the Agent's reasonable discretion as a result of negative forecasts and/or trends in the Borrowers' business, industry, prospects, profits, operations, or financial condition or other issues, circumstances or facts that could reasonably be expected to negatively and materially impact the Collateral or the Borrowers' business, prospects, profits, operations, industry, financial condition, or assets. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent's discretion: (a) Bank Product Reserves; (b) reserves for accrued, unpaid interest on the Loans; (c) reserves for rent at leased locations; (d) reserves for customs charges; (e) reserves for dilution of accounts; (f) reserves for warehousemen's or bailees' charges; (g) reserves for taxes, fees, assessments, and other governmental charges which are due and unpaid; (h) reserves for accounts payable in excess of sixty (60) days past due, not in excess of $5,000,000; and (i) reserves for accounts payable to any Person who has any interest in the proceeds of the sale of any consigned goods sold by a Borrower, notwithstanding that such interest may be a Permitted Lien hereunder.

      "Restricted Payment" means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (including, without limitation, any payment in connection with any dissolution, merger, consolidation, or disposition involving any member of the Consolidated Group), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or dividends or distributions payable to any Borrower (directly or indirectly through Subsidiaries)), (b) any redemption, retirement, sinking fund or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Group, including, without limitation, any payment with respect to any Capital Stock issued pursuant to the Friedman's Stock Sale, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding.

      "Revolving Commitment" means the commitment of each Lender to make its ratable share of Revolving Loans hereunder.

      "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Revolving Commitment Amount at such time. The Revolving Commitment Percentages are specified in Schedule 1.1D, which may be amended by the Agent from time to time to reflect assignments by one Lender to another Lender.

      "Revolving Committed Amount" means, individually, the maximum Revolving Commitment of each Lender, and collectively, the aggregate maximum amount of all the Revolving Commitments of the Lenders hereunder. The Revolving Committed Amounts are specified in Schedule 1.1D, which may be amended by the Agent from time to time to reflect assignments by one Lender to another Lender.

      "Revolving Loans" has the meaning specified in Section 2.1(a).

      "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrowers, in substantially the form attached as Exhibit A, in favor of each of the Lenders evidencing the Revolving Loans, individually or collectively, as appropriate, as each such promissory note may be amended, restated, or otherwise modified from time to time.

      "Sale and Leaseback Transaction" means any arrangement pursuant to which any member of the Consolidated Group, directly or indirectly, becomes liable as lessee, guarantor, or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such member of the Consolidated Group has sold or transferred (or is to sell or transfer) to a Person which is not a member of the Consolidated Group or (b) which such member of the Consolidated Group intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such member of the Consolidated Group to another Person which is not a member of the Consolidated Group in connection with such lease.

      "Securities Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

      "Securitization Transaction" means, with respect to any Person (the "subject Person"), any financing transaction or series of financing transactions that have been or may be entered into by the subject Person pursuant to which the subject Person may sell, convey, grant a security interest in, or otherwise transfer to a Subsidiary, Affiliate, or any other Person, any accounts receivable, notes receivable, rights to future lease payments or residuals, or other similar rights to payment (herein, the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of the subject Person, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

      "Security Agreement" means each Security Agreement, executed and delivered by any Credit Party to secure the Total Obligations, as such agreement may be amended, restated, or otherwise modified from time to time, and "Security Agreements" means two or more of such agreements, collectively.

      "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

      "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

            (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subject Properties" has the meaning specified in Section 5.16(a).

      "Subordinated Debt" means any Indebtedness (including, without limitation, the Friedman's Subordinated Debt) of a member of the Consolidated Group which by its terms is expressly subordinated in right of payment to the prior payment of the Total Obligations on the terms and conditions and evidenced by documentation satisfactory to the Agent and the Required Lenders.

      "Subsidiary" means, with respect to any Person (the "subject Person") any corporation, partnership, association, limited liability company, joint venture, or other business entity of which more than fifty percent (50.0%) of the voting Capital Stock or other Capital Stock, is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject Person, or a combination thereof. Unless the context otherwise clearly requires, "Subsidiary" or "Subsidiaries" shall refer to Subsidiaries of the Parent.

      "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such

Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency, or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters, or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities, or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

      "Supporting Letter of Credit" has the meaning specified in Section 2.6(i).

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

      "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or such Lender's income in the jurisdiction (whether federal, state, or local and including any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office.

      "Termination Date" means August 28, 2005, or such later date as to which the Agent, the Lenders, and the Borrowers may in their sole discretion by written consent agree.

      "Total Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers and the other Credit Parties, to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Credit Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to any Credit Party hereunder or under any of the other Credit Documents. "Total Obligations" includes, without limitation, (a) all Obligations now or hereafter arising and
(b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

      "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other Credit

Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

      "United States" means the United States of America.

      "Unused Line Fee" has the meaning specified in Section 3.5(a).

      "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

      Section 1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or periodic financial statements of the Consolidated Group delivered pursuant to Section 6.1 (or, prior to the delivery of the first financial statements of the Consolidated Group pursuant to Section 6.1, consistent with the annual audited financial statements referenced in Section 5.1(a)); provided, however, if (a) the Borrowers shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrowers to the Lenders as to which no such objection shall have been made.

      Section 1.3  Interpretive Provisions. Wherever used in this Agreement:

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein shall have the meanings specified therefor in the UCC.

            (b) The words "hereof," "herein," "hereunder," and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Subsection, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term "including" is not limiting and means "including, without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The word "or" is not exclusive.

            (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements, and other modifications are not prohibited by the terms of any Credit Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

            (d) This Agreement and the other Credit Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

            (e) For purposes of Section 8.1, a breach of a financial covenant contained in Section 6.11 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent and the Lenders.

            (f) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each Lender, and the Credit Parties and are the products of all parties. Accordingly, this Agreement and the other Credit Documents shall not be construed against the Agent, the Lender, or the Credit Parties merely because of their respective involvement in their preparation.

                                   ARTICLE 2

                                CREDIT FACILITIES

      Section 2.1  Commitments.

      (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans (the "Revolving Loans"; such Revolving Loans to include Non-Ratable Loans made by Bank of America pursuant to Section 2.7(e)) to the Borrowers in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Obligations (excluding Discretionary Over-Advances) at any time shall not exceed the lesser of (A) the Aggregate Revolving Commitment Amount or (B) the Borrowing Base, and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations (excluding Discretionary Over-Advances) at any time shall not exceed the lesser of (A) such Lender's Revolving Committed Amount or
(B) such Lender's Revolving Commitment Percentage of the Borrowing Base. Notwithstanding the foregoing, the Agent may make Revolving Loans in its discretion ("Discretionary Over-Advances") for and on behalf of the Lenders in an aggregate principal amount outstanding at any time not to exceed $5,000,000, even though (1) a Default or Event of Default then exists and has not been waived or cured, (2) the other conditions to Extensions of Credit under
Section 4.2 have not or cannot be satisfied, or (3) after giving effect thereto, the Obligations then outstanding will be in excess of the Borrowing Base (but not in excess of the Aggregate Revolving Commitment Amount), if in the reasonable business judgment of the Agent, such advances are necessary or advisable for the protection or preservation of the Collateral or in order to improve the likelihood of repayment of the Total Obligations (including financing working capital needs). The Agent will give prompt notice to the Lenders of any Discretionary Over-Advances and the circumstances giving rise thereto, and each Lender will promptly reimburse the Agent for its ratable share of such advance. The right and ability of the Agent to make Discretionary Over-Advances hereunder are subject to revocation by written notice to the Agent from the Required Lenders. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.

      (b) Letter of Credit Commitment. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Agent shall cause the Issuing Lender to issue, and the Lenders shall participate severally in (to the extent of their respective Revolving Commitment Percentages), such standby and documentary Letters of Credit as any of the Borrowers may request, in form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed $5,000,000 at any time (the "LOC Committed Amount"), (ii) with regard to the Lenders collectively, the aggregate principal amount of Obligations (excluding Discretionary Over-Advances) at any time shall not exceed the lesser of (A) the Aggregate Revolving Commitment Amount or (B) the Borrowing Base, and (iii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations (excluding Discretionary Over-Advances) at any time shall not exceed the lesser of (A) such Lender's Revolving Committed Amount or (B) such Lender's Revolving Commitment Percentage of the Borrowing Base.

Section 2.2  Method of Borrowing.

      (a) Notice of Request for Extensions of Credit. Any Borrower may request an Extension of Credit hereunder by written notice (or telephonic notice promptly confirmed in writing) as follows:

      (i) Revolving Loans. In the case of Revolving Loans, to the Agent not later than 10:00 a.m. (Pasadena, California time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify
(A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans, or a combination thereof, and if Eurodollar Loans are requested, the duration of the Interest Period(s) therefor.

                  (ii) Letters of Credit. The Borrowers must notify the Agent of any request for issuance of a Letter of Credit by 10:00 a.m. (Pasadena, California time) at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

            (b) Minimum Amounts. Each request for a Revolving Loan which is a Eurodollar Loan (including Continuations and Conversions) shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

            (c) Information Not Provided. If in connection with any such request for a Loan, the requesting Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, such Borrower shall be deemed to have requested an Interest Period of one month, or (ii) the type of Loan requested, such Borrower shall be deemed to have requested a Base Rate Loan.

            (d) Maximum Number of Eurodollar Loans. No more than five (5) borrowings of Eurodollar Loans shall be outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

      Section 2.3 Interest. Subject to Section 2.8 and Section 3.1, the Loans and other Total Obligations shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:


            (a) Base Rate Loans. During such periods as the Loans shall be comprised of Base Rate Loans, the Adjusted Base Rate;

            (b) Eurodollar Loans. During such periods as the Loans shall be comprised of Eurodollar Loans, the Adjusted Eurodollar Rate; and

            (c) Other Total Obligations. At all times for any other Total Obligations which remain unpaid, the Adjusted Base Rate.

      Section 2.4 Repayment. The Borrowers shall repay the outstanding principal balance of the Loans, together with all other Total Obligations, including all accrued and unpaid interest thereon, on the Termination Date. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for the account of the Lenders, the amount, if any and without duplication, by which the Obligations exceed the lesser of the Borrowing Base or the aggregate Revolving Commitments.

      Section 2.5 Notes. The Borrowers shall execute and deliver to each Lender a Revolving Note. Each Revolving Note shall be in the principal amount of the applicable Lender's Revolving Committed Amount, dated as of the Closing Date or the date of any assignment of a portion of any Lender's Revolving Commitment. Each Revolving Note shall represent the obligation of the Borrowers to pay the amount of the applicable Lender's Revolving Committed Amount, or, if less, such Lender's Revolving Commitment Percentage of the aggregate unpaid principal amount of all Revolving Loans made to the Borrowers together with interest thereon as prescribed in this Agreement.

      Section 2.6  Additional Provisions Relating to Letters of Credit.

            (a) Amounts Outside Expiration Date. The Agent shall not have any obligation to cause the Issuing Lender to issue any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the unused portion of the aggregate LOC Committed Amount at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceeds the lesser of (A) the Borrowing Base or the Aggregate Revolving Commitment Amount, minus (B) the Obligations at such time; or (iii) such Letter of Credit has an expiration date later than (A) the Termination Date or (B) more than twelve (12) calendar months from the date of issuance (except as any Letter of Credit may be extended pursuant to an "evergreen" or automatic renewal provision, provided that any such extension shall not be for an expiration date beyond the Termination Date).

            (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 4, the obligation of the Agent to cause the Issuing Lender to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                  (i) the Borrowers shall have delivered to the Issuing Lender, at such times and in such manner as the Issuing Lender may prescribe, an application in form and substance satisfactory to the Issuing Lender and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms, and purpose of the proposed Letter of Credit shall be satisfactory to the Agent and the Issuing Lender (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement the terms of this Agreement shall be controlling); and

                  (ii) as of the date of issuance, no order of any court,
            arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the issuance of such proposed Letters of Credit.

            (c)   Issuance of Letters of Credit.

                  (i) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.2(a)(ii), whether the conditions set forth in Section 2.6(a) have been met as of such date. If the Agent determines that such conditions are met, the Agent shall cause the Issuing Lender to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                  (ii) Extensions and Amendments. The Agent shall not be
            obligated to cause the Issuing Lender to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this
            Section 2.6 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Issuing Lender is entitled to decline to extend or renew the Letter of Credit; provided that, notwithstanding the foregoing, if all of the requirements of this Section 2.6 are met and no Default or Event of Default has occurred and is continuing, no Lender may decline to consent to any such extension or renewal.

            (d) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse the Issuing Lender promptly upon demand for any draw under any Letter of Credit and to pay the Issuing Lender promptly upon demand the amount of all other charges and fees payable to the Issuing Lender under or in connection with any Letter of Credit when due, irrespective of any claim, setoff, defense, or other right which the Borrowers may have at any time against the Issuing Lender or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower for an borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

            (e) Indemnification; Exoneration; Power of Attorney.

                  (i) Indemnification. The Borrowers agree to protect,
            indemnify, pay, and save the Lenders, the Agent, and the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including attorneys' fees and expenses) which any Lender, the Agent, or the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit except to the extent that it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that any such claims, demands, liabilities, damages, losses, costs, charges, and expenses resulted from the gross negligence or willful misconduct of the Lenders, the Agent, or the Issuing Lender, respectively. The Borrowers' obligations under this Section 2.6(e) shall survive payment of all of the other Total Obligations.

                  (ii) Assumption of Risk by the Borrowers. As among the
            Borrowers, the Lenders, the Agent, and the Issuing Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Agent, and the Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher unless such errors, omissions, interruptions, or delays are the result of the gross negligence or willful misconduct of the Issuing Lender; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof unless such loss or delay is the result of the gross negligence or willful misconduct of the Lender; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Issuing Lender's honor of a draw for which the draw or any certificate fails to comply with the terms of the Letter of Credit unless such failure to comply is the result of the gross negligence or willful misconduct of the Issuing Lender. None of the foregoing shall affect, impair, or prevent the vesting of any rights or powers of the Agent, any Lender, or the Issuing Lender under this
            Section 2.6(e).

                  (iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding the Issuing Lender acting in such capacity) under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the Agent or any Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

                  (iv) Rights Against Issuing Lender. Nothing contained in this
            Agreement is intended to limit the Borrowers' rights, if any, with respect to the Issuing Lender which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Issuing Lender.

                  (v) Account Party. The Borrowers hereby authorize and direct the Issuing Lender to name any Borrower as the "Account Party" in any Letter of Credit and to deliver to the Agent all instruments, documents, and other writings and property received by the Issuing Lender pursuant to each such Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

                  (vi) Power of Attorney. In connection with all inventory
            financed by any Letter of Credit, the Borrowers hereby appoint the Agent, or the Agent's designee, as its attorney, with full power and authority: (A) to sign and/or endorse any Borrower's name upon any warehouse or other receipts; (B) to sign any Borrower's name on bills of lading and other negotiable and non-negotiable documents;
            (C) to clear inventory through customs in the Agent's or any Borrower's name, and to sign and deliver to customs officials powers of attorney in any Borrower's name for such purpose; (D) to complete in any Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of such inventory and to obtain payment of the Total Obligations. Neither the Agent nor its designee, as any Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Total Obligations have been paid and satisfied.

                  (vii) Control of Inventory. In connection with all inventory financed by Letters of Credit, the Borrowers will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, inventory, documents, or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into any Borrower's possession, to deliver them, upon request, to the Agent in their original form. The Borrowers shall also, at the Agent's written request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

            (f) Participation. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to such Lender's pro rata share of the obligations under such Letter of Credit (based on the Revolving Commitment Percentages of such Lender) and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, such Lender's pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds pursuant to the provisions of clause (c) following. The obligation of each Lender to reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

            (h) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 4.2 have been satisfied unless it shall have been notified by the Borrowers or a Lender (other than the Issuing Lender in its capacity as the Agent or a Lender) that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.6 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.1(b), any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent with respect to each such Letter of Credit then outstanding, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash in an amount necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

      Section 2.7 Additional Provisions Relating to Revolving Loans.

            (a) Disbursement. The Agent is authorized and directed by the Borrowers to transfer the proceeds of the Loans requested hereunder to an account maintained with Bank of America as specified by the Borrowers (the "Designated Account"). The Borrowers may designate a replacement Designated Account from time to time by written notice to the Agent. Any designation by the Borrowers of the Designated Account must be reasonably acceptable to the Agent.

            (b) Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual's request for Extensions of Credit on behalf of any Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on their behalf. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.2, which the Agent reasonably believes to have been given by an officer or other person duly authorized by the Borrowers to request Extensions of Credit on behalf of the Borrowers or for otherwise acting under this Section 2.7. The crediting of Loans to the Designated Account shall conclusively establish the obligation of the Borrowers to repay such Loans as provided herein.

            (c) The Agent's Election. Subject to the requirements of Section 2.7(e), promptly after receipt of a request for an Extension of Credit (other than a request for a Eurodollar Loan) in compliance with Section 2.2(a), the Agent shall elect in its discretion to have the terms of
      Section 2.7(d) or Section 2.7(e) apply to such requested borrowing. If Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.7(e), the terms of Section 2.7(d) shall apply to the requested borrowing.

            (d) Making of Revolving Loans. If the Agent elects to have the terms of this Section 2.7(d) apply to a requested borrowing or if the requested borrowing is for a Eurodollar Loan, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone, or e-mail of the requested borrowing. Subject to satisfaction of the applicable conditions precedent set forth in Article 4, each Lender shall transfer its Revolving Commitment Percentage of the requested borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (Pasadena, California time) on the applicable Funding Date. After the Agent's receipt of the proceeds of such requested borrowing, the Agent shall make the proceeds of such requested borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account.

            (e) Making of Non-Ratable Loans. Subject to Section 2.7(c), if the Agent elects, with the consent of Bank of America, to have the terms of this Section 2.7(e) apply to a requested borrowing, Bank of America shall make a Loan in the amount of such requested borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by Bank of America pursuant to this Section 2.7(e) is referred to hereinafter as a "Non-Ratable Loan," and such Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Loans except that all payments thereon shall be payable to Bank of America solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000. The Agent shall not request Bank of America to make any Non-Ratable Loan if the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 4 will not be satisfied on the requested Funding Date for the applicable borrowing. The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

      Section 2.8 Maximum Interest Rate. If any of the interest rates set forth in Section 2.3 and Section 3.1 (collectively herein, the "Interest Rate"), absent the limitation set forth in this Section 2.8, would have exceeded the Maximum Rate, then the Interest Rate shall be the Maximum Rate, and, if in the future, the Interest Rate would otherwise be less than the Maximum Rate, then the Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Total Obligations, the total amount of interest paid or accrued under the terms of this Agreement and the other Credit Documents is less than the total amount of interest which would, but for this Section 2.8, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by Requirements of Law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. Each of the Agent, each Lender, the Issuing Lender, and each of the Borrowers acknowledges, agrees, and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged, or received under or in connection with the Credit Documents. Notwithstanding anything to the contrary contained in any Credit Document (even if any such provision expressly declares that it controls all other provisions of the Credit Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under the Credit Documents paid by the Borrowers, received by the Agent, any Lender, or the Issuing Lender or agreed to be paid by the Borrowers, or requested or demanded to be paid by the Agent, any Lender, or the Issuing Lender exceed the Maximum Rate, and all provisions of the Credit Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 2.8. In the event any such interest is paid to the Agent, any Lender, or the Issuing Lender by the Borrowers in an amount or at a rate which would exceed the Maximum Rate, the Agent, such Lender, or the Issuing Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Total Obligations, other than interest, in the inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the Borrowers, as applicable. All interest paid, or agreed to be paid, by the Borrowers, or taken, reserved, or received by the Agent, any Lender, or the Issuing Lender, shall be amortized, prorated, spread, and allocated in respect of the Total Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Credit Documents, or in any other related documents executed pursuant hereto, neither the Agent, any Lender, or the Issuing Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Credit Documents would result in a rate of interest under the Credit Documents in excess of the Maximum Rate and, in the event the Agent, any Lender, or the Issuing Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of the Borrowers that otherwise would, together with all other interest under the Credit Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Total Obligations (other than interest), if such principal balance is paid in full, any remaining excess shall forthwith be paid to the Borrowers, as applicable. The Borrowers, the Agent, the Lenders, and the Issuing Lender shall, to the maximum extent permitted under any Requirement of Law, (A) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (B) exclude prepayments, acceleration, and the effects thereof. Nothing in any Credit Document shall be construed or so operate as to require or obligate the Borrowers to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrowers hereby agree that the actual effective rate of interest from time to time existing under the Credit Documents, including all amounts agreed to by the Borrowers or charged or received by the Agent, the Lenders, or the Issuing Lender pursuant to and in accordance with the Credit Documents, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrowers and the Lenders in accordance with Requirements of Law.

                                    ARTICLE 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

      Section 3.1 Default Rate. Subject to Section 2.8, during the existence of an Event of Default, upon the election of the Agent or the Required Lenders (a) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate two percent (2.00%) greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees, or other amounts, then the Adjusted Base Rate plus two percent (2.00%)) and (b) the Letter of Credit Fee shall accrue at a per annum rate two percent (2.00%) greater than the rate which would otherwise be applicable.

      Section 3.2 Continuation and Conversion. The Borrowers shall have the option, on any Business Day, to continue existing Loans into a subsequent permissible Interest Period (a "Continuation") or to convert Loans into Loans of another interest rate type (a "Conversion"); provided, however, that (a) Eurodollar Loans may be Continued as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (b) Eurodollar Loans may be paid prior to the last day of the relevant Interest Period or Converted into Base Rate Loans only upon payment of the amounts determined in accordance with Section 3.6(d), (c) without the consent of the Required Lenders, Eurodollar Loans may be Continued, and Base Rate Loans may be Converted into Eurodollar Loans, only if the conditions precedent set forth in Section 4.2 are satisfied on the date of Continuation or Conversion, (d) Loans Continued as, or Converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.2(b), and (e) any request for Continuation of a Eurodollar Loan or Conversion of a Base Rate Loan into a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such Continuation or Conversion shall be effected by a Borrower by giving a Notice of Continuation/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Section 10.1, or at such other office as the Agent may designate in writing, prior to 10:00 a.m. (Pasadena, California time) on the Business Day of, in the case of the Conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the Continuation of a Eurodollar Loan as, or Conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed Continuation or Conversion, specifying the date of the proposed Continuation or Conversion, the Loans to be so Continued or Converted, the types of Loans into which such Loans are to be Converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for Continuation or Conversion shall be irrevocable and shall constitute a representation and warranty by the Borrowers of the matters specified in Section 4.2(a), Section 4.2(b), and Section 4.2(c). In the event the Borrowers fail to request Continuation or Conversion of any Eurodollar Loan in accordance with this Section or any such Conversion or Continuation is not permitted or required by this Section then such Eurodollar Loan shall, at the end of the Interest Period applicable thereto, be automatically Converted to a Base Rate Loan. The Agent shall give each Lender notice as promptly as practicable of any such proposed Continuation or Conversion affecting any Loan.

      Section 3.3 Prepayments.

            (a) Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days prior written notice to the Agent and must be accompanied by payment of any amounts owing under
      Section 3.6, (ii) such notice shall be provided by 10:00 a.m. (Pasadena, California time) on the date of such prepayment, in the case of

      Base Rate Loans, or on the date three Business Days prior to such prepayment, in the case of Eurodollar Loans, and (iii) partial prepayments of the Eurodollar Loans shall be minimum principal amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

            (b) Mandatory Prepayments.

                  (i) Revolving Commitments. If at any time (A) the aggregate principal amount of Obligations shall exceed the lesser of (1) the Aggregate Revolving Commitment Amount or (2) the Borrowing Base or
            (B) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrowers shall make payment promptly on demand on the Revolving Loans and/or to a cash collateral account in respect of the LOC Obligations in an amount sufficient to eliminate the difference.

                  (ii) Asset Dispositions. The Borrowers shall prepay the
            Obligations hereunder in an amount equal to the net proceeds of any Asset Disposition upon receipt thereof. Prepayments under this clause (ii) shall not result in a commitment reduction and amounts paid on account thereof may be reborrowed subject to the availability and the other conditions to Extensions of Credit hereunder.

            (c) Application. Unless otherwise specified, prepayments on the Obligations shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

      Section 3.4 Termination of Credit Facility.

            (a) The Borrowers may terminate this Agreement upon at least twenty
      (20) days prior written notice thereof to the Agent and the Lenders, upon
      (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent, in the Agent's discretion, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by Section 2.6(i)), (ii) the payment in full of the early termination fee set forth in the following sentence, (iii) the payment in full of all reimbursable expenses and other Total Obligations together with accrued and unpaid interest thereon, and (iv) the payment in full of any amount due under Section 3.6. The aggregate amount of the Revolving Commitment Amount shall not be reduced except in connection with termination of the credit facility provided pursuant to this Agreement. Subject to Section 2.8, if this Agreement is terminated at any time prior to the second Anniversary Date, whether pursuant to this Section or pursuant to Section 8.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

          Period during which early
             termination occurs             Early Termination Fee
          On or prior to the first          2.00% of the aggregate Revolving
          Anniversary Date                  Committed Amount

          After the first Anniversary       1.00% of the aggregate Revolving
          Date but on or prior to the       Committed Amount
          second Anniversary Date

      Notwithstanding the foregoing, no such early termination fee shall be payable in the event this Agreement is terminated (A) after the first Anniversary Date in connection with refinancing of the Total Obligations in a transaction in which another lending group of Bank of America or another lending group of CIT or any of their respective Affiliates provides or arranges replacement financing or (B) more than eighteen months after the Closing Date, in connection with a public offering of debt or equity securities of any Credit Party either arranged or underwritten by Bank of America, an Affiliate of Bank of America, or another investment banking firm (provided that Bank of America was offered the opportunity to lead such offering and has declined to lead such offering).

            (b) The term of this Agreement shall end on the Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement, without notice to the Credit Parties, during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, the Total Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or, if permitted by the Agent in its discretion, presentation to the Agent of a Supporting Letter of Credit or cash collateral as specified in
      Section 2.6(k). Notwithstanding the termination of this Agreement, until the Total Obligations are indefeasibly paid and performed in full in cash, the Credit Parties shall remain bound by the terms of this Agreement and the other Credit Documents, as applicable, and shall not be relieved of any of their obligations hereunder or under any other Credit Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder and under the other Credit Documents (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

      Section 3.5 Fees.

            (a) Unused Line Fee. Subject to Section 2.8, until the Loans have been paid in full and this Agreement terminated, the Borrowers agree to pay to the Agent for the ratable benefit of the Lenders, in accordance with their respective Revolving Commitment Percentages, on the first day of each calendar month and on the Termination Date, a fee (the "Unused Line Fee") at a per annum rate equal to the Applicable Percentage for the Unused Line Fee multiplied by the amount by which the Revolving

      Committed Amount exceeded the sum of the average daily amount of the Revolving Loans and the average daily undrawn face amount of all outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month after the Closing Date or on the Termination Date. For purposes of computing the Unused Line Fee,
      (i) any payment received by the Agent (if received prior to 11:00 a.m. (Pasadena, California time)) shall be deemed to be credited to the Borrowers' loan account on the Business Day following the date such payment is received by the Agent and (ii) Non-Ratable Loans shall not be counted toward or considered usage under the Revolving Committed Amount.

            (b) Letter of Credit Fees. Subject to Section 2.8 and Section 3.1, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Revolving Commitment Percentages, on the first day of each calendar month and on the Termination Date, a fee (the "Letter of Credit Fee") at a per annum rate equal to the Applicable Percentage for Letters of Credit, multiplied by the average daily undrawn face amount of all Letters of Credit outstanding during the immediately preceding month or shorter period if calculated for the first month after the Closing Date or on the Termination Date. The Borrowers also agree to pay all reasonable out-of-pocket costs, fees, and expenses incurred by the Issuing Lender in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees, and expenses shall include a "fronting fee" in an amount equal to one-quarter percent (0.25%) of the face amount of such Letter of Credit, payable to the Issuing Lender on the date of issuance of each Letter of Credit.

            (c) Administrative Fees. The Borrowers agree to pay to the Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter.

      Section 3.6 Taxes, Yield Protection, and Illegality.

            (a) Taxes.

                  (i) Any and all payments by the Borrowers, or any of them, to the Agent or any Lender under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, subject to Section 9.10(e), the Borrowers shall pay all Other Taxes

                  (ii) The Borrowers agree to indemnify and hold harmless the
            Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.6(a)) paid by the Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Agent or any Lender makes written demand therefor.

                  (iii) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then:

                        (A) the sum payable shall be increased as necessary so
                  that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section 3.6(a)) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (B) the Borrowers shall make such deductions and
                  withholdings;

                        (C) the Borrowers shall pay the full amount deducted or
                  withheld to the relevant taxing authority or other authority in accordance with any applicable law; and

                        (D) the Borrowers shall also pay to the Agent, for the
                  account of each Lender, or each Lender at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (iv) Within thirty (30) days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (v) If the Borrowers are required to pay additional amounts to the Agent or any Lender pursuant to Section 3.6(a)(iii), then the applicable Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                  (vi) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate forms pursuant to Section 9.10(a) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section with respect to Taxes imposed by the United States.

            (b) Illegality.

                  (i) If any Lender determines that the introduction of any
            Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its Applicable Lending Office to make Eurodollar Loans, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender to make Eurodollar Loans shall be suspended until the circumstances giving rise to such determination no longer exist.

                  (ii) If a Lender determines that it is unlawful to maintain any Eurodollar Loans, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Loans of such Lender then outstanding, together with accrued and unpaid interest thereon and amounts required under Section 3.6(d), either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. If the Borrowers are required to so prepay any Eurodollar Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

            (c) Increased Costs and Reduction of Return.

                  (i) If any Lender determines that due to either (A) the
            introduction of or any change in the interpretation of any Requirement of Law or (B) the compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, or maintaining any Eurodollar Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (ii) If any Lender shall have determined that (A) the
            introduction of any Capital Adequacy Regulation, (B) any change in any Capital Adequacy Regulation, (C) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (D) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, Loans, credits, or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

            (d) Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (i) the failure of the Borrowers to make on a timely basis any payment of principal of any Eurodollar Loan;

                  (ii) the failure of the Borrowers to (i) borrow any requested
            Eurodollar Loan, (ii) Continue any Eurodollar Loan, or (iii) Convert a Base Rate Loan to a Eurodollar Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion with respect thereto (except as permitted by Section 3.6(e)); or

                  (iii) the prepayment or other payment (including after
            acceleration thereof) of any Eurodollar Loans on a day that is not the last day of the relevant Interest Period;

      including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain its Eurodollar Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

            (e) Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of a notice pursuant to the first sentence of this Section, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any of them. If the Borrowers do not revoke any such Notice of Borrowing or Notice of Continuation/Conversion, the Lenders shall make, Convert, or Continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, Converted, or Continued as Base Rate Loans instead of Eurodollar Loans.

            (f) Certificates of the Agent. If any Lender claims reimbursement or compensation under this Section 3.6, the Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

            (g) Survival. The agreements and obligations of the Borrowers in this Section 3.6 shall survive the payment of the Total Obligations.

      Section 3.7 Pro Rata Treatment. Except to the extent otherwise provided herein:

            (a) Loans. Each Revolving Loan advance, each payment or prepayment of principal of any Revolving Loan (other than Non-Ratable Loans and Discretionary Over-Advances) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Line Fees, each payment of the Letter of Credit Fee, each payment of early termination fee, each reduction of the Revolving Committed Amount (if any), and each Continuation or Conversion of any Revolving Loan shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitment Percentages.

            (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

      Section 3.8 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations, or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien, or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim, or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien, or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations, or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.8 to share in the benefits of any recovery on such secured claim.

      Section 3.9 Certain Limitations. The provisions of Section 3.6(a), Section 3.6(b), Section 3.6(c), and Section 3.6(d) shall be subject to the following:

            (a) Each Lender that desires compensation or indemnification under
      Section 3.6(a), Section 3.6(b), Section 3.6(c), or Section 3.6(d) shall notify the Borrowers through the Agent of any event occurring after the Closing Date entitling such Lender to compensation or indemnification under any of such Sections as promptly as practicable, but in any event within ninety (90) days after the occurrence of the event giving rise thereto; provided that (i) if any such Lender fails to give such notice within ninety (90) days after the occurrence of such an event, such Lender shall only be entitled to compensation or indemnification in respect of such event accruing under Section 3.6(a), Section 3.6(b), Section 3.6(c), or Section 3.6(d) with respect to the period from and after the date ninety (90) days prior to the date that such Lender does give notice.

            (b) Any notice given by a Lender pursuant to clause (a) preceding shall certify (i) that one of the events described in Section 3.6(a),
      Section 3.6(b), Section 3.6(c), or Section 3.6(d) has occurred, describing in reasonable detail the nature of such event, (ii) as to the increased cost, reduced amount receivable, or loss or expense resulting from such event, and (iii) as to the additional amount demanded by such Lender, attaching a reasonably detailed explanation of the calculation thereof. Such a certificate as to any compensation or indemnification payable pursuant to Section 3.6(a), Section 3.6(b), Section 3.6(c), or Section 3.6(d), submitted by such Lender through the Agent to the Borrowers, shall be conclusive and binding on the parties hereto in the absence of manifest error.

            (c) If any Lender requests compensation or indemnification from the Borrowers under Section 3.6(a), Section 3.6(b), Section 3.6(c), or Section 3.6(d), the Borrowers may, at their option, within fifteen (15) days after receipt by the Borrowers of written demand from the affected Lender for payment of such compensation or indemnification, notify the Agent and such affected Lender of their intention to replace the affected Lender. So long as no Event of Default shall have occurred and be continuing, the Borrowers may obtain, at the Borrowers' expense, a replacement Lender (which must be an Eligible Assignee reasonably acceptable to the Agent) for the affected Lender. If the Borrowers obtain a replacement Lender within ninety (90) days following notice of their intention to do so, the affected Lender must sell and assign its loans and obligations and any Commitments to such replacement Lender pursuant to Section 10.3, for an amount equal to the principal balance of all Revolving Loans held by the affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that the Borrowers shall have paid to such affected Lender the compensation or indemnification that it is entitled to receive under
      Section 3.6(a), Section 3.6(b), Section 3.6(c), or Section 3.6(d), through the date of such sale and assignment. Notwithstanding the foregoing, the Borrowers shall not have the right to obtain a replacement Lender if the affected Lender rescinds its demand for such compensation or indemnification within fifteen (15) days following its receipt of the Borrowers' notice of intention to replace such affected Lender. Additionally, if the Borrowers give a notice to the Agent and an affected Lender of the Borrowers' intention to replace such affected Lender and the Borrowers do not so replace such affected Lender within ninety (90) days thereafter, the Borrowers' rights under this Section 3.9(c) shall terminate and the Borrowers shall promptly pay all compensation or indemnification demanded by such affected Lender pursuant to Section 3.6(a), Section 3.6(b), Section 3.6(c), and Section 3.6(d).

      Section 3.10 Payments, Computations, Etc.

            (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim, or withholding of any kind, at the Agent's office specified in Section 10.1 not later than 10:00 a.m. (Pasadena, California time) on the date when due; provided that no Default or Event of Default shall be deemed to have occurred in connection with payments made on the due date but received after such cut-off time, even though credited for receipt on the following Business Day. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers or any Guarantor maintained with the Agent (with notice to the Borrowers or such Guarantor). Each Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest, or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrowers hereunder, subject to the terms of
      Section 3.7). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 10:00 a.m. (Pasadena, California time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute any such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Subject to Section 2.8, unless expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

            (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, during the existence of an Event of Default, all amounts collected or received on or in respect of the Total Obligations shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) of the Agent actually incurred in connection with enforcing the rights and remedies of the Agent and the Lenders under the Credit Documents (including, without limitation, exercising rights and remedies in respect of the Collateral) and any protective advances (including any Discretionary Over-Advances) made with respect thereto, excluding any of the foregoing solely relating to Bank Products;

                  SECOND, to payment of any fees and expenses (including,
            without limitation, fees and expenses owing pursuant to Section 10.5(a)) owed to the Agent under the Credit Documents and not paid pursuant to clause "FIRST" preceding, excluding any of the foregoing solely relating to Bank Products;

                  THIRD, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  FOURTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations);

                  FIFTH, to the payment of all amounts due with respect to Bank
            Products;

                  SIXTH, to all other obligations hereunder and other
            obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" preceding; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (ii) except as otherwise provided, the Lenders shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Lenders bears to the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", and "SIXTH" preceding, and (iii) to the extent that any amounts available for distribution pursuant to clause "FOURTH" preceding are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "THIRD" and "FOURTH" preceding in the manner provided in this Section 3.10(b).

      Section 3.11 Evidence of Debt.

            (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

            (b) The Agent shall maintain the Register pursuant to Section 10.3(g), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type, and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrowers or any Guarantor and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

            (c) The entries made in the accounts, Register, and subaccounts maintained pursuant to clause (b) preceding (and, if consistent with the entries of the Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers and the Guarantors therein recorded absent manifest error; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers or the Guarantors to repay the Loans and obligations owing hereunder and under the other Credit Documents to such Lender.

      Section 3.12 Bank Products. The Borrowers may request and the Agent may, in its sole and absolute discretion, arrange for the Credit Parties to obtain Bank Products from Bank of America or any Affiliate of Bank of America although no Credit Party is required to do so. To the extent Bank Products are provided by an Affiliate of Bank of America, the Borrowers agree to indemnify and hold the Agent, Bank of America, and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, Bank of America, or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Credit Party's rights, with respect to Bank of America or its Affiliates, if any, which arise as a result of the execution of documents by and between such Credit Party and Bank of America or its Affiliates which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products by the Credit Parties from Bank of America or Bank of America's Affiliates (a) is in the sole and absolute discretion of Bank of America or Bank of America's Affiliates, and (b) is subject to all rules and regulations of Bank of America or Bank of America's Affiliates.

                                   ARTICLE 4

                                   CONDITIONS

      Section 4.1 Closing Conditions. The obligation of the Lenders to enter into this Agreement and to make the initial Extensions of Credit shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders).

            (a) Executed Credit Documents. The Agent shall have received: (i) multiple counterparts of this Agreement, (ii) a Revolving Note for each Lender, (iii) multiple counterparts of the Collateral Documents and Guaranty Agreements (if any), and (iv) multiple counterparts of the Friedman's Intercreditor Agreement, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Agreement.

            (b) Legal Opinions. The Agent shall have received multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated therein, in form and substance satisfactory to the Agent and the Lenders, and including, among other things, opinions regarding enforceability of the Credit Documents and the perfection of the security interests created thereby.

            (c) Financial Information. The Lenders shall have received of such financial information regarding the members of the Consolidated Group as may be requested by, and in each case in form and substance satisfactory to, the Agent and the Lenders.

            (d) Personal Property Collateral. The Agent shall have received each of the following:

                  (i) UCC financing statements for each jurisdiction as is
            necessary or appropriate, in the Agent's discretion, to perfect the Agent's Liens in the Collateral;

                  (ii) original certificates evidencing the Capital Stock which is pledged as Collateral pursuant to any Credit Document (including 100% of the Capital Stock of Crescent), together with undated stock transfer powers executed in blank;

                  (iii) such patent, trademark, and copyright notices and
            filings as necessary or appropriate, in the Agent's discretion, to perfect the security interests of the Agent in the Credit Parties' Intellectual Property;

                  (iv) a landlord's or mortgagee's waiver and consent agreement, in form and substance satisfactory to the Agent, duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Property, excluding retail store locations, on which any Collateral is located (provided that the Agent may, in its discretion, waive or defer such requirement or establish a Reserve with respect to any Collateral located on any Real Property for which the Agent has not received an acceptable waiver and consent agreement); and

                  (v) bailee agreements with each Person as the Agent determines are necessary, in form and substance satisfactory to the Agent, with respect to any Installment Contracts held by any such bailee (provided that the Agent may, in its discretion, establish a Reserve with respect to any such Installment Contracts held by any bailee for which the Agent has not received an acceptable bailee agreement).

            (e) Evidence of Insurance. The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement together with loss payable endorsements in form acceptable to the Agent.

            (f) Absence of Legal Proceedings. There shall not exist any action, suit, investigation, or proceeding pending in any court or before any arbitrator or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

            (g) Corporate Documents. The Agent shall have received the following (or their equivalent) for each of the Credit Parties:

                  (i) copies of the organization documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its organization and certified by a secretary, assistant secretary, general partner, or similar Person of such Credit Party to be true and correct as of the Closing Date;

                  (ii) a copy of the bylaws, partnership agreement, operating agreement, or other equivalent agreement or document of such Credit Party certified by a secretary, assistant secretary, general partner, or similar Person of such Credit Party to be true and correct and in force and effect as of the Closing Date;

                  (iii) copies of resolutions of the board of directors of such
            Credit Party or of the general partner, members, or similar Persons approving and adopting the Credit Documents to which such Credit Party is a party and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary, assistant secretary, general partner, or such Person of such Credit Party to be true and correct and in force and effect as of the Closing Date;

                  (iv) certificates of good standing and existence (or its
            equivalent) with respect to each Credit Party certified as of a recent date by the appropriate

            Governmental Authorities of the state of organization and each other state in which the failure to so qualify and be in good standing would be reasonably likely to have a Material Adverse Effect on the business or operations of such Credit Party in such state; and

                  (v) an officer's certificate of the Credit Parties, dated as of the Closing Date, certifying to such factual matters as may be reasonably requested by the Agent.

            (h) Priority of Liens. The Agent shall have received satisfactory evidence that (i) the Agent holds a perfected, first priority Lien on all Collateral (subject only to Permitted Liens which are specifically permitted to have priority over the Liens of the Agent) and (ii) none of the Collateral is subject to any Liens other than Permitted Liens.

            (i) Officer's Certificates. The Agent shall have received a certificate executed by an Executive Officer of Crescent as of the Closing Date, in form and substance satisfactory to the Agent, stating that (i) each Borrower and each Guarantor is in compliance with all existing financial obligations, (ii) all governmental, shareholder, and third party consents and approvals, if any, necessary with respect to the Credit Documents and the transactions contemplated thereby have been obtained,
      (iii) there is no pending or, to such Executive Officer's knowledge, threatened action, suit, investigation, or proceeding in any court or before any arbitrator or governmental instrumentality that purports to affect any Borrower or any Guarantor or any transaction contemplated by the Credit Documents, which could reasonably be expected to have a Material Adverse Effect, (iv) immediately after giving effect to the initial Extensions of Credit on the Closing Date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance on a Pro Forma Basis as of the Closing Date with each of the financial covenants set forth in Section 6.11 (assuming for purposes hereof that such financial covenants were measured as of, and for the twelve (12) Fiscal Periods ending on, the most recent Fiscal Period end and attaching detailed calculations demonstrating such compliance), (v) all conditions to funding of the Friedman's Subordinated Debt have been met, Crescent has received the proceeds of the Friedman's Subordinated Debt, and attaching true, correct, and complete copies of the Friedman's Subordinated Debt Documents, and (vi) all conditions to completion of the Friedman's Stock Sale have been met, Crescent has received the proceeds of the Friedman's Stock Sale, and attaching true, correct, and complete copies of the agreements, documents, and instruments executed and delivered in connection therewith.

            (j) Merchant Account Agreements. The Agent shall have received true, correct, and complete copies of all Merchant Account Agreements for which any Credit Party is party thereto.

            (k) Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate dated as of the most recent week-end preceding the Closing Date, in form and substance satisfactory to the Agent and certified by the chief financial officer of Crescent to be true and correct as of the date thereof.

            (l) Field Audit. Representatives of the Agent shall have completed a field audit of the accounts receivable, inventory, accounts payable, and accounting controls and systems of the members of the Consolidated Group with results and findings acceptable to the Agent and the Lenders.

            (m) Fees and Expenses. The Borrowers and the Guarantors shall have paid to the Lenders and the Agent of all fees and expenses owed by them in connection with this Agreement and the other Credit Documents, including, without limitation, payment to the Agent and CIT of the fees set forth in the Agents' Fee Letter.

            (n) Availability. After giving effect to the making of all Extensions of Credit (including any Loans made to finance the fees and expenses set forth in the Agents' Fee Letter or otherwise as reimbursement for fees, costs, and expenses then payable in connection with this Agreement and the other Credit Documents), and with all of the Borrowers' obligations current, on the Closing Date, the Borrowing Base shall exceed the outstanding Obligations by an amount not less than (a) $5,000,000, plus (b) the amount by which accounts payable of the Borrowers which are over sixty (60) days past due exceed $10,000,000.

            (o) Friedman's Subordinated Debt and Friedman's Stock Sale Funding. Crescent shall have received the proceeds of the Friedman's Subordinated Debt and the Friedman's Stock Sale in an aggregate amount not less than $85,000,000.

      Section 4.2 Conditions to all Extensions of Credit. The obligation of each Lender to make any Loan or of the Issuing Lender to issue any Letter of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

            (a) Representations and Warranties. The representations and warranties made by the Borrowers and the Guarantors herein and in the other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date and except for changes expressly permitted therein or as expressly contemplated herein).

            (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

            (c) Material Adverse Effect. No event has occurred and is continuing, or would result from such Extension of Credit, which has had or would have a Material Adverse Effect.

            (d) Additional Conditions to Revolving Loans and Letters of Credit. If making of a Revolving Loan, or issuance of a Letter of Credit, is requested pursuant to Section 2.1 and Section 2.2, all conditions set forth in Article 2 shall have been satisfied.

Each request for an Extension of Credit (including Continuations and Conversions) and each acceptance by any Borrower of an Extension of Credit (including Continuations and Conversions) shall be deemed to constitute a representation and warranty by the Borrowers as of the date of such Extension of Credit that the applicable conditions in clauses (a), (b), and (c) preceding (as applicable) have been satisfied.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Agreement and to make the Extensions of Credit hereunder, each of the Borrowers and the Guarantors hereby represents and warrants to the Agent and to each Lender that:

      Section 5.1 Financial Condition. Each of the financial statements described below (copies of which have heretofore been provided to the Agent for distribution to the Lenders) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes:

            (a) audited consolidated balance sheets for the Parent and its Subsidiaries dated as of July 31, 1999, July 31, 2000, and July 28, 2001, together with related audited consolidated statements of income and cash flows for the Fiscal Years then ending, certified by Ernst & Young LLP, certified public accountants;

            (b) company prepared consolidated balance sheets for the Parent and its Subsidiaries as of June 28, 2002, together with related consolidated statements of income and cash flows for the Fiscal Period then ending; and

            (c) after the Closing Date, the annual and periodic financial statements provided in accordance with Section 6.1(a) and Section 6.1(b).

      Section 5.2 No Changes or Restricted Payments. Except as set forth on
Schedule 5.2, since the date of the most recent annual audited financial statements referenced in Section 5.1(a),


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
            (a) for the period from the date of such financial statements to the Closing Date, except as previously disclosed in writing to the Agent and the Lenders, (i) there have been no material sales, transfers, or other dispositions of any material part of the business or property of the members of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or property (including the Capital Stock of any other Person) by the members of the Consolidated Group, which are not reflected in the annual audited or company prepared periodic financial statements referenced in Section 5.1(a) and Section 5.1(b), and (ii) no Restricted Payments have been declared or paid by members of the Consolidated Group to any Person which is not a Credit Party; and

            (b) there has been no circumstance, development, or event relating to or affecting the members of the Consolidated Group which has had or could reasonably be expected to have a Material Adverse Effect.

      Section 5.3 Organization; Existence; Compliance with Law. Each of the members of the Consolidated Group (a) is duly incorporated, organized, or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation, organization, or formation (b) has the corporate or other necessary power and authority, and the legal right to own and operate its Property, to lease the Property it operates as lessee, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law (including, without limitation, Consumer Protection Laws), except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

      Section 5.4 Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver, and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery, and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery, or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party constitutes a legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      Section 5.5 No Legal Bar. The execution, delivery, and performance of the Credit Documents, the borrowings hereunder, and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any Property or revenue of any member of the Consolidated Group pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. The Credit Parties' entering into the Credit Documents and incurrence of the Total Obligations is not prohibited under the terms of any Subordinated Debt.

      Section 5.6 No Material Litigation and Disputes.

            (a) Except as set forth on Schedule 5.6, no claim, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrowers and the Guarantors, threatened by or against, any members of the Consolidated Group or against any of their respective Properties or revenues which (i) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect.

            (b) No default exists and, to the best knowledge of the Borrowers and the Guarantors, no default has been asserted, under any Contractual Obligations to which any members of the Consolidated Group are party which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      Section 5.7 No Defaults. No Default or Event of Default has occurred and is continuing.

      Section 5.8 Ownership and Operation of Property. Each of the members of the Consolidated Group (a) has good record and marketable title to, or a valid leasehold interest in, all its material Real Property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien, except for Permitted Liens, and (b) holds all licenses, permits, franchises, or other certifications, consents, approvals, and authorizations, governmental or private, necessary to the ownership of its Property and to the conduct of its business, except for any such licenses, permits, franchises, or other certifications, consents, approvals, and authorizations which the failure to hold could not reasonably be expected to have a Material Adverse Effect.

      Section 5.9 Intellectual Property. Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, patents, technology, know-how, and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect.
Schedule 5.9 sets forth a list of the Intellectual Property owned and used by members of the Consolidated Group, as of the Closing Date. No claim has been asserted in writing to any

Borrower or any Guarantor and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

      Section 5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the members of the Consolidated Group would be reasonably expected to have a Material Adverse Effect.

      Section 5.11 Taxes. Each member of the Consolidated Group has filed or caused to be filed all income tax returns (federal, state, local, and foreign) and all other tax returns which are required to be filed and has paid, except where any failure to file or pay could not reasonably be expected to have a Material Adverse Effect, (a) all amounts shown therein to be due (including interest and penalties) and (b) all other taxes, fees, assessments, and other governmental charges (including mortgage recording taxes, documentary stamp taxes, and intangibles taxes) owing, except for such taxes which are not yet delinquent or as are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established unless the failure to make any such payment could give rise to an immediate right to foreclose on a Lien securing such amounts. No tax claim or assessment has been asserted against any member of the Consolidated Group which if adversely determined could reasonably be expected to have a Material Adverse Effect.

      Section 5.12 ERISA. Except as would not reasonably be expected to have a Material Adverse Effect:

            (a) During the five (5) year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrowers and the Guarantors, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) No member of the Consolidated Group has incurred, or, to the best knowledge of the Borrowers and the Guarantors, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group would become subject to withdrawal liability under ERISA if any member of the Consolidated Group were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrowers and the Guarantors, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group to liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group has agreed or is required to indemnify any Person against any such liability.

            (e) No member of the Consolidated Group has liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

            (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406, or 407 of ERISA by reason of the identity of any member of the Consolidated Group or in connection with which a tax could be imposed on any member of the Consolidated Group pursuant to Section 4975 of the Internal Revenue Code.

            (g) No ERISA Affiliate that is not a member of the Consolidated Group has incurred, or to the best knowledge of the Borrowers and the Guarantors, could reasonably be expected to incur, any liability under ERISA, the Internal Revenue Code or otherwise in relation to any ERISA Affiliate Plan that would have a Material Adverse Effect.

      Section 5.13 Use of Proceeds; Governmental Regulations, Etc.

            (a) The proceeds of the Loans are to be used solely for the purposes specified in Section 5.15. No Credit Party is in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

            (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.14 Subsidiaries. Schedule 5.14 sets forth all of the Subsidiaries of the Parent as of the Closing Date, including the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion and exchangeability and other similar rights), ownership, and ownership percentages thereof. The outstanding shares of Capital Stock shown have been duly authorized and validly issued and, in the case of any corporation, are fully paid and non-assessable and are owned free of Liens other than Liens of the type described in clauses (a), (b), (c), (f), and (q) of the definition of Permitted Liens. Except as identified on Schedule 5.14, the outstanding shares of Capital Stock shown are not the subject of any buy-sell, voting trust, or other shareholder agreement and are not subject to the preemptive rights of any Person.

      Section 5.15 Purpose of Extensions of Credit. The Loans will be used by the Borrowers solely to (a) refinance the indebtedness, liabilities, and obligations of Crescent under the Original Credit Agreement and (b) provide working capital and for other general corporate purposes of the Credit Parties. No portion of the Loan proceeds will be used directly or indirectly (w) to buy or carry any Margin Stock, (x) to repay or otherwise refinance indebtedness of any Person incurred to buy or carry any Margin Stock, (y) to extend credit for the purpose of buying or carrying any Margin Stock, or (z) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, and notwithstanding any other provision to the contrary, no portion of the Loans will be used for any purpose which violates any provision of Regulation T, Regulation U, or Regulation X.

      Section 5.16 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

            (a) Each of the facilities and properties owned, leased, or operated by the members of the Consolidated Group (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

            (b) None of the Subject Properties contains, or to the knowledge of the Borrowers or the Guarantors has previously contained, any Materials of Environmental Concern at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) None of the members of the Consolidated Group has received any written notice of, or written inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability, or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties, or generated, treated, stored, or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Borrowers or the Guarantors, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders, or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties, or the Businesses.

            (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

      Section 5.17 No Material Misstatements. None of the information, reports, financial statements, exhibits, or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to the Agent or any Lender in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained, contains, or will contain any misstatement of a material fact or omitted, omits, or will omit to state any material fact necessary to make the statements therein not materially misleading, provided that to the extent any such information, report, financial statement, exhibit, or schedule was based upon or constitutes a forecast or projection, each of the Borrowers and the Guarantors represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit, or schedule.

      Section 5.18 Labor Matters. Except as set forth in Schedule 5.18, as of the Closing Date,

            (a) there are no strikes or lockouts against any members of the Consolidated Group pending or, to the best knowledge of the Borrowers and the Guarantors, threatened;

            (b) the hours worked by and payments made to employees of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local, or foreign law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof;

            (c) all payments due from members of the Consolidated Group, or for which any claim may be made against a member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective members of the Consolidated Group; and

            (d) none of the members of the Consolidated Group is party to a collective bargaining agreement.

      Section 5.19 Security Documents.

            (a) Security Agreements. Each Security Agreement is effective to create in favor of the Agent, for the benefit of the Agent and the Lenders, a legal valid and enforceable security interest in the "Collateral" identified therein and, when financing statements in appropriate form are filed in the appropriate offices for the locations specified as the jurisdiction of incorporation or organization (as applicable) of each Credit Party in Schedule 2.4(d) to each such Security Agreement, such Security Agreement shall create a fully perfected Lien on, pledge of, and security interest in, all right, title, and interest of the grantors thereunder in such "Collateral" that may be perfected by filing, recording, or registering a financing statement under the UCC, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens which are specifically permitted to have priority over the Liens of the Agent.

            (b) Intellectual Property. Each Security Agreement together with the applicable Notice of Grant of Security Interest in Trademarks and the applicable Notice of Grant of Security Interest in Patents filed with the United States Patent and Trademark Office, and the applicable Notice of Grant of Security Interest in Copyrights filed with the United States Copyright Office will create a fully perfected Lien on, and security interest in, all right, title, and interest of the grantors thereunder in all Patents and Patent Licenses, Trademarks and Trademark Licenses, and Copyrights and Copyright Licenses (each as defined in such Security Agreement) and in which a security interest may be perfected by filing, recording, or registration of a Notice in the United States Patent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Lien other than Permitted Liens which are specifically permitted hereunder to have priority over the Liens of the Agent.

            (c) Mortgages. The Mortgages (if any) are effective to create in favor of the Agent, for the benefit of the Agent and the Lenders, a legal, valid and enforceable Lien on all of the respective grantors' right, title, and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and constitute fully perfected Liens on, and security interests in, all right, title, and interest of the grantors in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Lien other than Permitted Liens which are specifically permitted hereunder to have priority over the Liens of the Agent.

      Section 5.20 Location of Real Property and Leased Premises. As of the Closing Date:

            (a) Schedule 5.20 sets forth a complete and correct list of all Real Property located in the United States and owned or leased by any member of the Consolidated Group with street address and state where located;

            (b) Schedule 5.20 sets forth a list of all locations where any tangible personal property of any member of the Consolidated Group is located, including street address and state where located; and

            (c) Schedule 5.20 sets forth the chief executive office and principal place of business of each member of the Consolidated Group.

      Section 5.21 Solvency. Each of the Borrowers is, and the Credit Parties (taken as a whole) are, Solvent prior to and after giving effect to each Extension of Credit to be made on the Closing Date (including the inclusion of each Existing Letter of Credit as a Letter of Credit hereunder).

      Section 5.22 Friedman's Subordinated Debt Documents. The Credit Parties have delivered to the Agent true and correct copies of the Friedman's Subordinated Debt Documents. Crescent has the corporate power and authority to enter into the Friedman's Subordinated Debt Documents and incur the Subordinated Debt evidenced thereby. The issuance of any subordinated notes in connection with the Friedman's Subordinated Debt is exempt from registration under applicable federal and state securities laws.

      Section 5.23 Bank Accounts; Merchant Accounts. As of the Closing Date,
Schedule 5.23 contains a complete and accurate list of all bank accounts maintained by each Credit Party with any bank or other financial institution and Merchant Accounts.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

      The Borrowers and the Guarantors hereby covenant and agree that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

      Section 6.1 Information Covenants.

            (a) Annual Financial Statements. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, as soon as available, and in any event within ninety (90) days after the close of each Fiscal Year of the Parent, a consolidated balance sheet and income statement of the members of the Consolidated Group as of the end of such Fiscal Year, together with related consolidated statements of operations and retained earnings and of cash flows for such Fiscal Year, in each case setting forth in comparative form consolidated figures for the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the members of the Consolidated Group as a going concern or any other material qualifications or exceptions.

            (b) Periodic Financial Statements. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, as soon as available, and in any event within thirty (30) days after the end of each Fiscal Period or forty-five (45) days for any Fiscal Period which ends on the last day of a Fiscal Year, a consolidated balance sheet, income statement, and statements of cash flows of the members of the Consolidated Group for such Fiscal Period, in each case setting forth in comparative form consolidated figures for the corresponding Fiscal Period of the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of Crescent to the effect that such financial statements fairly present in all material respects the financial condition of the members of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

            (c) Officer's Certificate. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, at the time of delivery of the financial statements provided for in
      Section 6.1(a) and Section 6.1(b) preceding, a certificate of an Executive Officer of Crescent, substantially in the form of Exhibit D, (i) demonstrating compliance with the financial covenants contained in Section
      6.11 by calculation thereof as of the end of each such Fiscal Period (as applicable) and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

            (d) Borrowing Base Certificate. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, no later than the first Business Day following the end of the preceding calendar week, or on a more frequent basis as requested by the Agent, a statement of the Borrowing Base and its components as of the end of the immediately preceding week (or such other more frequent period), in form and content satisfactory to the Agent and certified by an Executive Officer of Crescent or the treasurer or corporate controller of Crescent to be true and correct as of the date thereof (a "Borrowing Base Certificate") together with a schedule of the Borrowers' receivables created since the immediately preceding such schedule and Borrowing Base Certificate.

            (e) Annual Business Plan and Budgets. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, within thirty (30) days after the end of each Fiscal Year of the Parent, beginning with the Fiscal Year ending August 2, 2003, an annual business plan and budget of the members of the Consolidated Group containing, among other things, pro forma financial statements for the following Fiscal Year.

            (f) Collateral Reports. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, within fifteen (15) days after the end of each Fiscal Period, in form and detail reasonably satisfactory to the Agent, (i) an aging of the accounts receivable of the Borrowers, together with a computation of Eligible Installment Contracts in detail satisfactory to the Agent and a reconciliation to the previous Fiscal Period's aging of the accounts receivable of the Borrowers and to their respective general ledgers and financial statements, (ii) an aging of the accounts payable of the Borrowers, (iii) reports by category of inventory of the Borrowers, with additional detail showing additions to and deletions from the Borrowers' inventory, together with a computation of Eligible Inventory in detail satisfactory to the Agent and a reconciliation to the general ledger and financial statements, (iv) a list of all new locations where the Credit Parties have any Collateral and, any other locations where Collateral is no longer kept by the Credit Parties (including a listing of retail store locations opened or closed during such Fiscal Period), including the address and, if requested by the Agent, contact information for any landlord, (v) a computation of the Receivables Advance Rate and the Collateral Adjustment Percent, in form satisfactory to the Agent, and (vi) with the delivery of each of the foregoing, a certificate executed by the chief financial officer or treasurer of Crescent certifying as to the accuracy and completeness of the foregoing. If any of the records of the Borrowers or reports of the Collateral are prepared by an accounting service or other agent, each of the Borrowers hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

            (g) Consumer Credit Policies. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, concurrently with delivery of the financial statements for the last day of each Fiscal Quarter delivered pursuant to clause (a) or clause (b) preceding, written notice to the Agent of material changes or modifications in their respective consumer credit policies and practices, together with a written explanation, in substance and detail reasonably satisfactory to the Agent, of such changes or modifications to such consumer credit policies or practices.

            (h) Investment Banking Fees. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, advance notice of all investment banking fees in excess of $250,000 in the aggregate payable by members of the Consolidated Group in connection with any single transaction, together with a certification from the Borrowers that after giving effect thereto no Default or Event of Default shall exist on a Pro Forma Basis.

            (i) Auditor's Reports. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim, or special audit of the books of such Person.

            (j) Reports. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency (excluding any exhibits thereto and any registration statements filed on Form S-8), and copies of all financial statements, proxy statements, notices, and reports as any member of the Consolidated Group shall send to its stockholders or to a holder of any Indebtedness owed by any member of the Consolidated Group in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health, or safety matters.

            (k) Notices. Upon any Executive Officer of the Borrower or any Guarantor obtaining actual knowledge thereof, the Borrowers and the Guarantors will immediately furnish, or cause to be furnished, to the Agent and each of the Lenders, written notice of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, (ii) the occurrence of any of the following with respect to any member of the Consolidated Group (A) the pendency or commencement of any litigation, arbitration, or governmental proceeding against such Person which could reasonably be expected to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state, or local law, rule, or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, and (iii) the occurrence of any default or other breach or failure to perform under any agreement with respect to any Subordinated Debt.

            (l) ERISA. Upon any Executive Officer of the Borrower or any Guarantor obtaining knowledge thereof, the Borrowers and the Guarantors will give written notice to the Agent and the Lenders promptly (and in any event within five (5) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any

      Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of Crescent briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrowers and the Guarantors shall furnish to the Agent and the Lenders such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (m) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports pursuant to Section 6.1(a), the Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, a report signed by an Executive Officer of Crescent setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames, and copyrights awarded to any member of the Consolidated Group since the last day of the immediately preceding Fiscal Year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications, and copyright applications submitted by any member of the Consolidated Group since the last day of the immediately preceding Fiscal Year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

            (n) Notices to Subordinated Creditors. The Borrowers and the Guarantors will furnish, or cause to be furnished to the Agent and each of the Lenders copies of all statements, reports, notices, documents, and certificates, furnished pursuant to the Friedman's Subordinated Debt Documents and not otherwise furnished to the Agent and the Lenders pursuant to this Agreement.

            (o) Certificate of December Sales. The Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and the Lenders, as soon as available, and in any event within five (5) Business Days after the end of each Fiscal Period ending closest to December 31 of each year, a certificate of an Executive Officer of Friedman's demonstrating compliance with the financial covenant contained in Section 6.11(d) by calculation thereof as of the end of each such Fiscal Period.

            (p) Bank Accounts. With each of the certificates delivered pursuant to clause (c) preceding, the Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent a listing of each bank account opened or closed by any Credit Party, during the preceding Fiscal Period and any Merchant Account Agreement entered into by any Credit Party during the preceding Fiscal Period.

            (q) Other Information. With reasonable promptness upon any such request, the Borrowers and the Guarantors will furnish, or cause to be furnished, to the Agent and each of the Lenders, such other information regarding the business, properties, or financial condition of any member of the Consolidated Group as the Agent or any Lender through the Agent may reasonably request.

      Section 6.2 Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger, or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, the Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence and all material rights, franchises, and authority.

      Section 6.3 Books and Records. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and keep such books and records in a location with fire, casualty and theft protection satisfactory to the Agent.

      Section 6.4 Compliance with Law. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations, and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order, or restriction could reasonably be expected to have a Material Adverse Effect.

      Section 6.5 Payment of Taxes and Other Indebtedness. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials, and supplies) which, if unpaid, might give rise to a Lien upon any of its Properties, provided, however, that no member of the Consolidated Group shall be required to pay any such tax, assessment, charge, levy, claim, or Indebtedness which is being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

      Section 6.6 Insurance.

            (a) The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, at all times maintain in full force and effect insurance

      (including worker's compensation insurance, liability insurance, casualty insurance, flood insurance, and business interruption insurance) in such amounts, covering such risks and liabilities, and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any member of the Consolidated Group or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies. The present insurance coverage of the members of the Consolidated Group is outlined as to carrier, policy number, expiration date, type, and amount on Schedule 6.6.

            (b) The proceeds from insurance received from the theft, loss, physical destruction or damage, taking, or similar event shall be used either to repair, replace, or reinvest in the same or similar assets or to prepay the Obligations.

      Section 6.7 Maintenance of Property. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order, and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, except, as to any of the foregoing activities, where the activities are not otherwise prohibited hereunder.

      Section 6.8 Performance of Obligations. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements, and other debt instruments to which it is a party or by which it is bound except to the extent that the failure to do so will not result in a Material Adverse Effect.

      Section 6.9 Use of Proceeds. The Borrowers will use the proceeds of Extensions of Credit solely for the purposes set forth in Section 5.15 and not for prepayment of interest or payment or prepayment of principal of any Subordinated Debt or for any other payment of Subordinated Debt which would violate the terms of any subordination agreement applicable thereto, including, without limitation, the Friedman's Intercreditor Agreement.

      Section 6.10 Audits/Inspections. Upon reasonable notice and during normal business hours, the Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, and representatives of such Person. The cost of such inspections and audits shall be at the expense of the Borrowers as provided in the Security Agreement. The Lenders, and their representatives may accompany the Agent and its representatives on any such inspection or audit at their own expense.

      Section 6.11 Financial Covenants.

            (a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, determined for the Consolidated Group on a consolidated basis as of the last day of each Fiscal Period after the Closing Date for the preceding twelve (12) Fiscal Periods ending as of such date shall not be less than the ratio specified in the table below for the applicable dates as follows:

            Fiscal Period End                      Fixed Charge Coverage Ratio
      Fiscal Period ending August 24, 2002                 0.65 to 1.00

      Fiscal Period ending September 28, 2002              0.70 to 1.00


      Fiscal Period ending October
      26, 2002 and November 23, 2002                       0.75 to 1.00

      Fiscal Period ending December 28,
      2002 and January 25, 2003                            1.00 to 1.00


      Fiscal Period ending February 22, 2003               1.05 to 1.00


      Fiscal Period ending March 29, 2003                  1.10 to 1.00


      Fiscal Period ending April 26, 2003
      and each Fiscal Period ending thereafter             1.15 to 1.00

            (b) Adjusted Tangible Net Worth. The Adjusted Tangible Net Worth of the Consolidated Group, determined on a consolidated basis as of the last day of each Fiscal Period ending after the Closing Date, shall not be less than the Adjusted Tangible Net Worth Requirement.

            (c) Leverage Ratio. The Leverage Ratio, determined for the Consolidated Group on a consolidated basis as of the last day of each Fiscal Period ending after the Closing Date shall not be greater than 4.00 to 1.00.

            (d) December Sales. The Borrowers and the Guarantors shall cause the actual retail sales of the Borrowers in the Fiscal Period ending closest to December 31 of each year to not be less than (i) $26,740,000 for such Fiscal Period ending December 28, 2002 and (ii) for each Fiscal Period ending closest to December 31 of each year thereafter, seventy percent (70.0%) of the projected retail sales for such Fiscal Period as set forth in the projections delivered to the Agent and the Lenders in the annual business plan and budget of the Borrowers delivered to the Agent and the Lenders as required pursuant to Section 6.1(e).

      Section 6.12 New Subsidiaries; Addition of Subsidiaries as Borrowers and Guarantors. Promptly upon creation or acquisition of any Subsidiary by a Credit Party, other than any Subsidiary which is organized under Requirements of Law of a jurisdiction other than the United States or a state of the United States, the Credit Parties shall propose to the Agent that such new Subsidiary become, and with the Agent's and the Required Lenders' consent pursuant to Section 10.20 cause such Subsidiary to become either a Borrower and a Guarantor or a Guarantor (but not a Borrower) under the Credit Documents. Any Subsidiary which must be added as either a Borrower or a Guarantor (but not a Borrower) as provided in this Section 6.12, shall promptly execute and deliver a joinder agreement, all items of the type required by Section 4.1 (as applicable) as if such Subsidiary was a Credit Party on the Closing Date, and such other Credit Documents as the Agent may reasonably require.

      Section 6.13 Guaranties of the Obligations. Each Credit Party, including any Person which becomes a Borrower or a Guarantor after the Closing Date pursuant to the terms of this Agreement, shall guarantee payment and performance of the Total Obligations (other than such Total Obligations owing by itself) pursuant to a Guaranty Agreement in form and substance satisfactory to the Agent, duly executed or joined in (as applicable) by each such Credit Party. Each Borrower acknowledges and expressly agrees with the Agent and each Lender that the guaranty by such Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Credit Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower.

      Section 6.14 Additional Collateral; Further Assurances.

            (a) Subject to Requirements of Law, each Credit Party shall cause any Subsidiary of the Parent which is required to become a Credit Party pursuant to the terms of this Agreement to, upon the request of the Agent,
      (i) grant Liens to the Agent, for the benefit of the Agent and the Lenders, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in the Collateral of such Subsidiary (ii) execute a Guaranty Agreement with respect to the Total Obligations (excluding the Total Obligations of such Credit Party) pursuant to Section 6.13, in form and substance satisfactory to the Agent, and (iii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by Section 4.1(a) (as applicable). Upon execution and delivery of such Credit Documents and other instruments, certificates, and agreements, such Subsidiary shall automatically become a Borrower and a Guarantor, or a Guarantor (but not a Borrower), as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Credit Documents.

            (b) Without limiting the foregoing, each Credit Party shall, and shall cause each of the Parent's Subsidiaries which is required to become a Credit Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Credit Documents.

            (c) Upon the Agent's request, each Credit Party will deliver to the Agent the following with respect to each parcel of Real Property owned by any Credit Party:

                  (i) a Mortgage in proper form for recording in the
            jurisdiction in which such Real Property covered thereby is located;

                  (ii) ALTA or other mortgagee's policies, in form and substance satisfactory to the Agent, with respect to the Real Property subject to the Mortgages;

                  (iii) an environmental site assessment, in compliance with applicable Requirements of Law prepared by a credentialed environmental consultant acceptable to the Agent;

                  (iv) a boundary survey prepared and certified to the Agent by a credentialed surveyor acceptable to the Agent; and

                  (v) such other information, documentation, and certifications, in form and substance satisfactory to the Agent, as may be reasonably requested by the Agent.

      Section 6.15 Landlord and Mortgagee Agreements. The Credit Parties will provide to the Agent upon the Agent's request, a landlord's or mortgagee's waiver and consent agreement or subordination and consent agreement, in form and substance reasonably acceptable to the Agent, duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Property on which any Collateral is located; provided that the Agent may, in its discretion, defer delivery of any such waiver and consent agreement or subordination and consent agreement and establish a Reserve with respect to any Collateral located on any Real Property for which the Agent has not received such acceptable waiver and consent agreement or subordination and consent agreement; provided further that in the event the Credit Parties, after use of commercially reasonable efforts, are unable to obtain any such landlord waivers requested for a retail location, the Agent's and the Lenders' sole remedy in connection therewith shall be to establish a Reserve with respect to such location.

      Section 6.16 Bank as Depository. Each of the Credit Parties shall maintain Bank of America as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

      Section 6.17 Interest Rate Protection. Within sixty (60) days of the Closing Date, and continuing thereafter during the term of this Agreement, the Borrowers shall maintain in full force and effect one or more Hedging Agreements (including interest rate cap agreements), in form and substance reasonably satisfactory to the Agent, with a financial institution reasonably acceptable to the Agent, that will have placed a limit upon the rate of interest payable by the Borrowers under this Agreement or the Friedman's Subordinated Debt Documents with respect to a principal amount of not less than $35,000,000.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

            The Borrowers and the Guarantors hereby covenant and agree that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

      Section 7.1 Indebtedness. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to contract, create, incur, assume, or permit to exist any Indebtedness, except:

            (a) Indebtedness existing or arising under this Agreement or the other Credit Documents;

            (b) Indebtedness of the Borrowers and their Subsidiaries set forth on Schedule 7.1, and renewals, refinancings, and extensions thereof on terms and conditions which, taken as a whole, are no less favorable to such Person than such existing Indebtedness;

            (c) purchase money Indebtedness (including for purposes hereof obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrowers or any of their Subsidiaries to finance the purchase of fixed assets and any refinancing thereof; provided that (i) the total of all such Indebtedness for the Borrowers and their Subsidiaries taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and
      (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (d) obligations of the Borrowers or their Subsidiaries owing under interest rate, commodities, and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

            (e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 7.6 in the case of the member of the Consolidated Group extending the loan, advance, or credit);

            (f) Support Obligations given by members of the Consolidated Group with respect to any Indebtedness permitted under this Section 7.1; and

            (g) other unsecured Indebtedness of the Borrowers and their Subsidiaries in an aggregate outstanding principal amount of up to $2,500,000 at any time.

      Section 7.2 Liens. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to contract, create, incur, assume, or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

      Section 7.3 Nature of Business. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date and any business ancillary or complimentary thereto.

      Section 7.4 Merger and Consolidation, Dissolution, and Acquisitions.

            (a) No member of the Consolidated Group will enter into any transaction of merger or consolidation, except that:

                  (i) any member of the Consolidated Group (other than the
            Parent) may be a party to a transaction of merger or consolidation with another member of the Consolidated Group (other than the Parent); provided that (A) if Crescent is a party to such transaction, it shall be the surviving entity, and (B) in any event, and without limiting clause (A) preceding, the surviving entity shall be a Domestic Subsidiary and, if the survivor is not already a Credit Party, it shall execute and deliver such Credit Documents as may be necessary for compliance with the provisions of Section 6.12 and Section 6.13; provided, that notwithstanding the foregoing, any Foreign Subsidiary may merge with and into another Foreign Subsidiary; and

                  (ii) any member of the Consolidated Group which is not a
            Borrower may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under Section 7.5.

            (b) No member of the Consolidated Group may dissolve, liquidate, or wind up its affairs, other than any such member that is not a Borrower and whose assets are transferred to a Credit Party in an Asset Disposition allowed by Section 7.5.

            (c) No member of the Consolidated Group shall make any Acquisition (except for Permitted Investments or as otherwise expressly permitted by the provisions of clause (a) preceding), without the prior written consent of the Required Lenders.

      Section 7.5 Asset Dispositions. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction), unless:

            (a) the sale, lease, or other disposition is to a Borrower;

            (b) the sale, lease or other disposition is by a Credit Party other than a Borrower, to a Credit Party.

            (c) such Asset Disposition is in connection with the closing of retail store locations of a Borrower in the ordinary course of business; provided that the Borrowers will not close more than ten (10) retail store locations in any twelve (12) consecutive Fiscal Periods;

            (d) such Asset Disposition is the result of theft, loss, physical destruction, or damage, taking or similar event with respect to the assets subject to such Asset Disposition and the proceeds from insurance resulting from such Asset Disposition are used to repair, replace, or reinvest in the same or similar assets;

            (e) in all other cases, (i) no accounts or Installment Contracts will be the subject of any such sale, (ii) any Eligible Inventory sold in connection with any such sale shall be sold for cash at least equal to an amount equal to such Eligible Inventory multiplied by the applicable advance rate for Eligible Inventory as specified in clause (b) of the definition of Borrowing Base, (iii) at least seventy-five percent (75.0%) of the consideration paid therefor shall consist of cash and Cash Equivalents, (iv) if the subject transaction involves Capital Stock of a Subsidiary of a Borrower, the subject transaction is of a controlling interest in such Subsidiary, (v) the aggregate net book value of all assets sold, leased, or otherwise disposed of shall not exceed $2,500,000 in any Fiscal Year of the Parent, (vi) no Default or Event of Default shall exist immediately after giving effect thereto, and (vii) the Borrowers shall have demonstrated compliance with the financial covenants in Section 6.11 on a Pro Forma Basis after giving effect to the disposition and shall have delivered to the Agent a Pro Forma Compliance Certificate (including reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction) in connection therewith; or

            (f) the assets sold consist of Installment Contracts which have been written-off in accordance with the applicable Borrower's credit policies and which are sold in a transaction consistent with such Borrower's customary business practices.

With respect to any assets subject to a disposition permitted by this Section 7.5, at the Borrowers' expense, the Agent will promptly deliver to the Borrowers upon request such release documentation (including delivery of applicable stock certificates) as may be reasonably requested to give effect to the release of such assets from the security interests securing the Borrowers' obligations hereunder.

      Section 7.6 Investments. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to make or permit to exist any Investment in or to any Person, except for Permitted Investments; provided that no member of the Consolidated Group will make any Investment (including any Investment which is of a type included in the definition of Permitted Investments) in the Parent or any Person which owns or controls the Parent.

      Section 7.7 Restricted Payments. Neither any Borrower, any Guarantor, nor the Parent will make any Restricted Payment except for Permitted Distributions. Notwithstanding any other provision of this Agreement, the other Credit Documents, or the Friedman's Intercreditor Agreement, neither any Borrower, any Guarantor, nor the Parent will make any payment with respect to the Friedman's Subordinated Debt or any Restricted Payment with respect to any Capital Stock issued pursuant to the Friedman's Stock Sale if any Default or Event of Default exists or will exist after giving effect to such payment.

      Section 7.8 Modifications and Payments in Respect of Other Funded Debt. None of the members of the Consolidated Group will

            (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Subordinated Debt in a manner adverse to the interests of the Lenders (including specifically any amendment of the terms of subordination, shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto) or in a manner prohibited by the subordination provisions thereof; or

            (b) make any prepayment, redemption, defeasance, or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance, or exchange of any Funded Debt (other than the Indebtedness under this Agreement and the other Credit Documents and intercompany Indebtedness permitted hereunder) other than regularly scheduled payments of principal and interest on such Funded Debt, except in connection with a refinancing or refunding permitted hereunder.

      Section 7.9 Transactions with Affiliates. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary, or Affiliate of such Person other than (a) advances of working capital to any Borrower, (b) transfers of other assets to any Borrower or from any Credit Party which is not a Borrower to any other Credit Party, (c) transactions permitted by Section 7.1, Section 7.4, Section 7.5, Section 7.6,
Section 7.7 or Section 7.13, (d) normal compensation and reimbursement of expenses of officers and directors, (e) the transactions entered into prior to the Closing Date and set forth on Schedule 7.9, and (f) except as otherwise specifically limited in this Agreement, other transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary, or Affiliate.

      Section 7.10 Fiscal Year; Organizational Documents. Without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), the Borrowers and the Guarantors will not permit any member of the Consolidated Group to amend, modify, or change (a) the last day of its Fiscal Year or (b) its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) other than in a manner which does not adversely affect the rights of the Agent or the Lenders.

      Section 7.11 Ownership of Subsidiaries; Limitations on Parent. Notwithstanding any other provision of this Agreement to the contrary:

            (a) The Borrowers and the Guarantors will not permit any member of the Consolidated Group to (i) permit any Person other than a Borrower or any Wholly Owned Subsidiary of a Borrower to own any Capital Stock of any Subsidiary of a Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation, or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5,
      (ii) permit any Subsidiary of a Borrower to issue any shares of preferred Capital Stock, or (iii) permit, create, incur, assume, or suffer to exist any Lien on any Capital Stock of any Subsidiary of a Borrower, except for Permitted Liens.

            (b) The Parent shall not (i) hold any assets other than the Capital Stock of Crescent, (ii) have any liabilities other than (A) its liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) loans and advances permitted under
      Section 7.1 and Section 7.6, and (D) corporate, administrative, and operating expenses in the ordinary course of business, or (iii) engage in any business other than (A) owning the Capital Stock of Crescent and activities incidental or related thereto and (B) acting as a Guarantor hereunder and pledging its assets to the Agent, for the benefit of the Agent and the Lenders, pursuant to the Collateral Documents to which it is a party.

      Section 7.12 No Further Negative Pledges. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to enter into, assume, or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (a) pursuant to or as otherwise expressly permitted by this Agreement and the other Credit Documents and (b) pursuant to the terms of any purchase money Indebtedness permitted by Section 7.1(c) to the extent such limitations relate only to the property which is the subject of such financing.

      Section 7.13 Limitation on Management Fees. The Borrowers and the Guarantors will not permit members of the Consolidated Group to pay management or consulting fees (exclusive of investment banking fees payable in connection with capital raising, debt placement, or other financial transactions permitted under Section 6.1(h)) to any Affiliates (including, without limitation, Morgan Schiff and its Affiliates) in an aggregate amount in excess of $500,000 during any Fiscal Year of the Parent.

      Section 7.14 Limitation on Foreign Subsidiaries. After the Closing Date, the Borrowers and the Guarantors will not permit any member of the Consolidated Group to create, acquire, or permit to exist any Subsidiary which is not a Domestic Subsidiary (other than Sparkle Insurance Company, a Turks and Caicos company) without the prior written consent of the Required Lenders.

      Section 7.15 Inventory Classification. During any calendar month, the Borrowers and the Guarantors shall not transfer, convert, or otherwise reclassify Eligible Inventory into inventory which is leased or consigned unless
(a) no Default or Event of Default exists, (b) the aggregate fair market value thereof does not exceed $500,000, and (c) the Borrowers and the Guarantors provide at least ten (10) Business Days prior written notice thereof to the Agent, which notification contains satisfactory calculations that, after giving effect to such transaction, the aggregate principal amount of the Obligations will not exceed the Borrowing Base.

                                    ARTICLE 8

                                EVENTS OF DEFAULT

      Section 8.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) the Borrowers or any Guarantor shall default in the payment when due of (i) any principal of any of the Loans, (ii) any reimbursement obligations arising from drawings under Letters of Credit, (iii) any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, (iv) any Fees owing hereunder, or (v) any other amount owing under any of the other Credit Documents or in connection herewith or therewith;

            (b) any representation, warranty, or statement made or deemed to be made by any Borrower or any Guarantor herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made;

            (c) any Borrower or any Guarantor shall

                  (i) default in the due performance or observance of any term, covenant, or agreement contained in Sections 6.2, 6.9, 6.10, 6.11, 6.14, or 7.1 through 7.15,

                  (ii) default in the due performance of the requirements of
            Section 6.1(d) in the Agent's discretion or if such default shall continue for more than two Business Days,

                  (iii) default in the due performance or observance of any
            term, covenant, or agreement contained in Section 6.1 (other than Section 6.1(d)) or Section 6.16 and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent,

                  (iv) default in the due performance or observance by it of any term, covenant, or agreement (other than those referred to in clauses (a), (b), (c)(i), (c)(ii), (c)(iii), and (d) through (j) of this Section 8.1) contained in this Credit Agreement or in any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

            (d) except as otherwise expressly permitted herein, any Credit Document shall fail to be in full force and effect in all material respects or to give the Agent and/or the Lenders the Liens, rights, powers, and privileges purported to be created thereby in all material respects, or any Credit Party shall so state in writing;

            (e) except as the result of or in connection with a dissolution, merger, or disposition of a Subsidiary permitted under Section 7.4 or
      Section 7.5, the guaranty given by any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with
      Section 6.12) or any provision thereof shall cease to be in full force and effect in all material respects, or any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with
      Section 6.12) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty;

            (f) any Bankruptcy Event shall occur with respect to any Credit
      Party;

            (g) any breach, noncompliance, default, or event of default (however defined), or other violation occurs under the Friedman's Subordinated Debt Documents or, with respect to any other Indebtedness (other than Indebtedness outstanding under this Agreement) in excess of $1,000,000 in the aggregate for the members of the Consolidated Group taken as a whole,
      (i) any member of the Consolidated Group shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

            (h) one or more judgments or decrees shall be entered against one or more of the members of the Consolidated Group involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) or otherwise having a Material Adverse Effect and any such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

            (i) any of the following events or conditions, if such event or condition is reasonably likely to involve the imposition of taxes, penalties, and other liabilities against members of the Consolidated Group in an aggregate amount in excess of $500,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any member of the Consolidated Group in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any member of the Consolidated Group incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) the occurrence of any event described in clause (i) through clause
      (iv) preceding in relation to an ERISA Affiliate Plan, if such event actually results in any member of the Consolidated Group incurring liability for taxes, penalties, or other liabilities in an aggregate amount in excess of $500,000; or

            (j) there shall occur a Change of Control.

      Section 8.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements specified in Section 10.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures specified in Section 10.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

            (a) declare the Commitments terminated whereupon the Commitments shall be immediately terminated;

            (b) declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit, and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Credit Parties;

            (c) direct the Borrowers and the Guarantors to pay (and the Borrowers and the Guarantors agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Agent and the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding; and

            (d) enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(f) shall occur with respect to any Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees, and all other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

                                    ARTICLE 9

                                AGENCY PROVISIONS

      Section 9.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank of America (acting in its capacity as the Agent) as its agent under this Agreement and the other Credit Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 9. The provisions of this Article 9 are solely for the benefit of the Agent and the Lenders and the Credit Parties shall have no rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 9.10 and Section 9.11. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any

Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Credit Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Discretionary Over-Advances, and (c) the exercise of remedies pursuant to
Section 8.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

      Section 9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      Section 9.3 Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Credit Party, the Parent, or any Affiliate of any Credit Party, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party, the Parent, or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party, the Parent, or any Credit Party's Affiliates.

      Section 9.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party and the Parent), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such other percentage of Lenders if so required by Section 10.6) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      Section 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Credit Party or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 8; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      Section 9.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Credit Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Credit Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Credit Parties and their Affiliates which may come into the possession of any of the Agent-Related Persons.

      Section 9.7 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL UPON DEMAND INDEMNIFY THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE CREDIT PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE CREDIT PARTIES TO DO
SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES OTHER THAN LIABILITIES RELATING TO BANK PRODUCTS; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES (AS DEFINED HEREIN) RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its pro rata share of any costs or out-of-pocket expenses (including fees and expenses for legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section shall survive the payment of the Total Obligations and the resignation or replacement of the Agent.

      Section 9.8 The Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Credit Party and its Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates and account debtors (including information that may be subject to confidentiality obligations in favor of any such Credit Party or Affiliate), and the Lenders acknowledge that the Agent and Bank of America shall be under no obligation to provide such information to the Lenders. With respect to its Loans, Bank of America as a Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      Section 9.9 Successor Agent. The Agent may resign as Agent upon at least thirty (30) days prior notice to the Lenders and the Credit Parties, such resignation to be effective upon the acceptance of a successor agent to its appointment as the Agent. In the event Bank of America sells all of its Commitments and Loans as part of a sale, transfer, or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as the Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns (the "resigning Agent") under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (the "successor Agent"). If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the resigning Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from among the Lenders. The appointment of any successor Agent shall, so long as no Default or Event of Default shall exist, be subject to the prior consent of the Borrowers (such consent not to be unreasonably withheld). Upon the acceptance of its appointment as the successor Agent, the successor Agent shall succeed to all the rights, powers, and duties of the resigning Agent and the term "Agent" shall mean the successor Agent and the resigning Agent's appointment, powers, and duties as the Agent shall be terminated. After any resigning Agent's resignation hereunder as the Agent, the provisions of this Article 9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

      Section 9.10 Withholding Tax.

            (a) If any Lender is a "foreign corporation, partnership, or trust" within the meaning of the Internal Revenue Code and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Internal Revenue Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and the Borrowers:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a U.S. tax treaty, two (2) properly completed and executed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the
            Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Lender agrees to promptly notify the Agent and the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Total Obligations owing to such Lender under this Agreement, such Lender agrees to notify the Agent and the Borrowers of the percentage amount in which it is no longer the beneficial owner of such Total Obligations owing to such Lender. To the extent of such percentage amount, the Agent and the Borrowers will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Total Obligations owing to such Lender under this Agreement, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent or the Borrowers may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) preceding are not delivered to the Agent and the Borrowers, then the Agent or the Borrowers may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent or the Borrowers of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Borrowers fully for all amounts paid, directly or indirectly, by the Agent or the Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.10, together with all costs and expenses (including fees and expenses for legal counsel). The obligation of the Lenders under this clause (e) shall survive the payment of the Total Obligations and the resignation or replacement of the Agent.

      Section 9.11 Collateral Matters.

            (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Total Obligations; (ii) constituting property being sold or disposed of if the Credit Party disposing of such property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Credit Party owned any interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each calendar year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $2,500,000 during each calendar year with the prior written authorization of the Required Lenders. Upon request by the Agent or the Credit Parties at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 9.11.

            (b) Upon receipt by the Agent of any authorization required pursuant to Section 9.11(a) from the Lenders or the Required Lenders, as applicable, of the Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Credit Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Total Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

      Section 9.12 Restrictions on Actions by the Lenders; Sharing of Payments.

            (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, setoff against the Total Obligations, any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Credit Document or against any Credit Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Total Obligations owing to such Lender arising under, or relating to, this Agreement or the other Credit Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Total Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Total Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Revolving Commitment Percentage; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      Section 9.13 Agency for Perfection; Appointment of Collateral Agent.

            (a) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Requirements of Law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

            (b) The Lenders hereby appoint, authorize, and direct Bank of America, N.A., its successors and assigns in such capacity, to act as collateral agent under the Collateral Documents (in such capacity, the "Collateral Agent") with such powers and discretion as are specifically delegated to the Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Lenders further agree that the Collateral Agent shall be entitled to the same rights, privileges, powers, immunities, and indemnification provided to the Agent under this Article 9 to the same extent as provided to the Agent.

      Section 9.14 Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.

                                                                    EXHIBIT 10.2

If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      Section 9.15 Field Audit and Examination Reports; Disclaimer by the Lenders. By signing this Agreement, each Lender:

            (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Agent;

            (b) expressly agrees and acknowledges that neither Bank of America nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, Bank of America, or any other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties' books and records, as well as on representations of the Credit Parties' personnel;

            (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its Participants, or use any Report in any other manner; and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Credit Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Credit Parties; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including fees and expenses of legal counsel) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

      Section 9.16 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

      Section 9.17 Settlement.

            (a) Each Lender's funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender's Revolving Commitment Percentage of the outstanding Loans. Notwithstanding such agreement, the Agent, Bank of America, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Credit Parties) that in order to facilitate the administration of this Agreement and the other Credit Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans, shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Discretionary Over-Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, e-mail, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Pasadena, California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than Bank of America, in the case of Non-Ratable Loans, and the Agent in the case of Discretionary Over-Advances) shall transfer the amount of such Lender's Revolving Commitment Percentage of the outstanding principal amount of the Non-Ratable Loans and Discretionary Over-Advances with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Pasadena, California time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
            Article 4 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Discretionary Over-Advance and, together with the portion of such Non-Ratable Loan or Discretionary Over-Advance representing Bank of America's Revolving Commitment Percentage thereof, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Adjusted Base Rate (Y) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, and (Z) for itself, with respect to each Discretionary Over-Advance.

                  (ii) Notwithstanding the foregoing, not more than one (1)
            Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Discretionary Over-Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Bank of America or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Discretionary Over-Advance equal to such Lender's Revolving Commitment Percentage of such Non-Ratable Loan or Discretionary Over-Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or

            Discretionary Over-Advance, upon demand by Bank of America or the Agent, as applicable, shall pay to Bank of America or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Revolving Commitment Percentage of such Non-Ratable Loans or Discretionary Over-Advance. If such amount is not in fact transferred to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first two (2) days from and after such demand and thereafter at the Adjusted Base Rate.

                  (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Discretionary Over-Advance pursuant to clause (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender's Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Discretionary Over-Advance.

                  (iv) Between Settlement Dates, to the extent no Discretionary
            Over-Advances are outstanding, the Agent may pay over to Bank of America any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Loans, for application to the Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Discretionary Over-Advance in which a Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, Bank of America shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Revolving Commitment Percentage of the Revolving Loans. During the period between Settlement Dates, Bank of America (with respect to Non-Ratable Loans), the Agent (with respect to Discretionary Over-Advances), and each Lender (with respect to the Revolving Loans other than Non-Ratable Loans and Discretionary Over-Advances), shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, the Agent, and the other Lenders.

            (b) The Lenders' Failure to Perform. All Loans (other than Non-Ratable Loans and Discretionary Over-Advances) shall be made by the Lenders simultaneously and in accordance with their Revolving Commitment Percentages. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall the Revolving Committed Amount of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

            (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any borrowing after the Closing Date, at least one (1) Business Day prior to the date of such borrowing, that such Lender will not make available as and when required hereunder to the Agent such Lender's Revolving Commitment Percentage of such borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Revolving Commitment Percentage of any borrowing to the Agent in immediately available funds and if the Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date the applicable Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Revolving Commitment Percentage of any requested borrowing is transferred to the Agent as required, the amount transferred to the Agent shall constitute such Lender's Loan for all purposes of this Agreement. If any such amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the Adjusted Eurodollar Rate or the Adjusted Base Rate, as applicable at the time to the Loans comprising that particular borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Loan on such Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Revolving Commitment Percentage of any borrowing.

            (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Credit Documents and determining the Revolving Commitment Percentages, such Defaulting Lender shall be deemed not to be a "Lender." Until a Defaulting Lender cures its failure to fund its Revolving Commitment Percentage of any borrowing (i) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and
      (ii) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Revolving Commitment Percentage of such requested borrowing and shall be allocated among such performing Lenders ratably based upon their relative Revolving Committed Amount. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Revolving Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

      Section 9.18 Documentation Agent. CIT, in its capacity as the documentation agent, shall have no rights, powers, duties, liabilities, fiduciary relationships, or obligations under this Agreement or any of the other Credit Documents.

                                   ARTICLE 10

                                  MISCELLANEOUS

      Section 10.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number specified below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrowers, the Guarantors, and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 10.1, or at such other address as such party may specify by written notice to the other parties hereto:

      if to the Borrowers or the Guarantors:

            Crescent Jewelers
            315 11th Street
            Oakland, California  94607
            Attn:  Victor Suglia
            Telecopy:  (510) 763-1213

      if to the Agent:

            Bank of America, N.A.
            55 South Lake Avenue , Suite 900
            Pasadena, California 91101
            Attn: Portfolio Manager
            Telecopy:    (626) 397-1275

      Section 10.2 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Credit Parties, any such notice being waived by the Credit Parties to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Credit Parties against the Total Obligations to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Credit Document and although such Total Obligations owing by the Credit Parties may be contingent or unmatured. Each Lender agrees promptly to notify the Credit Parties and the Agent after any such setoff and application made by such Lender; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY CREDIT PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

      Section 10.3 Benefit of Agreement; Assignments.


            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that neither any Borrower nor any Guarantor may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign, or grant participations in its rights and/or obligations hereunder shall be limited as provided by this Section 10.3.

            (b) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and if no Default or Event of Default exists with the written consent of Crescent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or Crescent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and integral amounts of $1,000,000 in excess thereof or all of such assigning Lender's Loans and Commitments (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Credit Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit E (an "Assignment and Acceptance") together with any Notes subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000 (provided that the Agent may, in its discretion, waive such fee in connection with the initial syndication of the Commitments). The Borrowers agree to promptly execute and deliver new or replacement Notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

            (c) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Credit Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Credit Parties to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their respective obligations under this Agreement or any other Credit Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (e) Immediately upon satisfaction of the requirements of Section 10.3(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (f) Any Lender may at any time sell to one or more participants participating interests in any Loans, the Commitments of that Lender, and the other interests of that Lender (the "originating Lender") hereunder and under the other Credit Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Credit Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Credit Documents, and (iv) no Lender shall transfer or grant any participating interest under which the participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Credit Document except the matters set forth in Section 10.6(a)(i), Section 10.6(a)(ii), and
      Section 10.6(a)(iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (g) The Agent shall maintain at its address referred to in Section
      10.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any loan, commitment, interest, or obligation hereunder or under the other Credit Documents shall be effective only upon an entry with respect thereto being made in the Register.

            (h) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

            (i) Any Lender may furnish any information concerning the members of the Consolidated Group in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.15.

            (j) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under Requirements of Law.

      Section 10.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in exercising any right, power, or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      Section 10.5 Expenses; Indemnification.

            (a) The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration (including reasonable costs of travel, lodging, and meals incurred in connection with administration of this Agreement), enforcement, and termination of this Agreement or any of the other Credit Documents, including: (i) all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent; (ii) costs and expenses (including all fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent) in connection with administration of this Agreement and for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Credit Documents and the transactions contemplated thereby; (iii) reasonable costs and expenses of lien and title searches, title insurance, and environmental audits; (iv) taxes, fees, and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (v) sums paid or incurred to pay any amount or take any action required of any Credit Party under the Credit Documents that such Credit Party fails to pay or take; (vi) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for field examinations and inspections of the Collateral and the Credit Parties' operations by the Agent, plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $800 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lockboxes, and costs and expenses of preserving and protecting the Collateral. In addition, upon demand, the Borrowers agree to pay costs and expenses incurred by the Agent and the Lenders (including all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent and all reasonable fees, expenses, and disbursements incurred by the Lenders for one law firm retained by the Lenders), in each case, paid or incurred to obtain payment of the Total Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Credit Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). Additionally, the Borrowers agree to pay or reimburse Bank of America for all costs, fees, and expenses for which any Credit Party is obligated under the Original Credit Agreement, and Bank of America is authorized to charge such amounts to the loan account of the Borrowers as a Revolving Loan. The foregoing shall not be construed to limit any other provisions of the Credit Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the loan account of the Borrowers as Revolving Loans.

            (b) EACH CREDIT PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE CREDIT PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A

      FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION 10.5(b) SHALL SURVIVE PAYMENT OF ALL OTHER TOTAL OBLIGATIONS.

            (c) EACH CREDIT PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY CREDIT PARTY'S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY CREDIT PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY CREDIT PARTY. THE INDEMNITY INCLUDES BUT IT NOT LIMITED TO REASONABLE ATTORNEY FEES AND EXPENSES. THE INDEMNITY EXTENDS TO THE AGENT AND THE LENDERS, THEIR AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS CLAUSE (c), "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC," "HAZARDOUS," "POLLUTANT," OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

      Section 10.6 Amendments, Waivers, and Consents. Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged, or terminated unless such amendment, change, waiver, discharge, or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrowers, provided, however, that:

            (a) except as specifically provided in clause (iv) following, without the consent of each Lender, neither this Agreement nor any other Credit Document may be amended to

                  (i) extend the final maturity of any Loan or of any
            reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                  (ii) reduce the rate or extend the time of payment of interest
            (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                  (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                  (iv) increase the aggregate amount of the Commitments
            (including the Revolving Loan Commitments and the LOC Committed Amount) or, with the consent of only the Lender affected thereby, increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                  (v) except as the result of or in connection with an Asset
            Disposition permitted by Section 7.5 or as otherwise expressly permitted under Section 9.11 or the Collateral Documents, release or subordinate any Collateral,

                  (vi) except as the result of or in connection with a
            dissolution, merger, or disposition of a member of the Consolidated Group permitted under Section 7.4, release any Credit Party from its obligations under the Credit Documents,

                  (vii) amend, modify, or waive any provision of this Section
            10.6 or Section 3.6 through Section 3.9, Section 3.10(b), Section 8.1(a), Section 10.2, Section 10.3, Section 10.5, or Section 10.9,

                  (viii) reduce any percentage specified in, or otherwise change any percentages of the Commitments which is required for the Lenders to take any action under this Agreement, or otherwise modify, the definition of Required Lenders,

                  (ix) amend the definition of (A) Eligible Installment
            Contracts, Eligible Inventory, or Reserves if the effect of any or all of such amendments would collectively increase the determination of the Borrowing Base by more than five percent (5.0%) or (B) Borrowing Base or Receivables Advance Rate, or

                  (x) consent to the assignment or transfer by any Borrower or any other Credit Party of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

            (b) without the consent of the Agent, no provision of Article 9 may be amended; and

            (c) without the consent of the Issuing Lender, no provision of
      Section 2.2(a)(ii) or Section 2.6 may be amended.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as provided in clause (a) preceding, (y) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (z) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

      Section 10.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 10.9 Survival. All indemnities set forth herein, including, without limitation, in Section 2.6(e), Section 3.6, Section 9.7, and Section 10.5, shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents, and the termination of the Commitments hereunder, and all representations and warranties made by the Borrowers and the Guarantors herein shall survive delivery of the Notes and the making of the Loans hereunder.

      Section 10.10 Governing Law; Choice of Forum; Service of Process.

            (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATES OF CALIFORNIA OR OF THE UNITED STATES LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE CREDIT PARTIES, THE AGENT, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE CREDIT PARTIES, THE AGENT, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

      BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE TOTAL OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH IN SECTION 10.1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE UNITED STATES MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

            (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (e) Notwithstanding the provisions of clause (d) preceding, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 10.10(f).

            (f) At the request of any party a controversy or claim which is not submitted to arbitration as provided and limited in Section 10.10(d) and
      Section 10.10(e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

            (g) No provision of clause (d) through clause (g) preceding shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

      Section 10.11 Waiver of Jury Trial. EACH OF THE CREDIT PARTIES, THE LENDERS, AND THE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE CREDIT PARTIES, THE LENDERS, AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

      Section 10.12 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid, or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, or unenforceable provisions.

      Section 10.13 Entirety. This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      Section 10.14 Binding Effect; Termination.

            (a) This Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrowers, the Guarantors, and the Agent, and the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Agent, each Lender, and their respective successors and assigns.

            (b) The term of this Agreement shall be until no Loans, LOC Obligations, or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Loans and obligations owing hereunder and under the other Credit Documents have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

      Section 10.15 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrowers and (ii) agrees in a writing enforceable by the Borrowers to be bound by the provisions of this
Section 10.15) and (k) subject to provisions substantially similar to those contained in this Section 10.15, to any actual or proposed participant or assignee.

      Section 10.16 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Credit Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Total Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Total Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Total Obligations, or any other Person in any way obligated to pay all or any part of the Total Obligations.

      Section 10.17 Agency of Crescent for Each Other Credit Party. Each of the other Credit Parties irrevocably appoints Crescent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Credit Parties or acting singly, shall be valid and effective if given or taken only by Crescent, whether or not any of the other Credit Parties joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of Crescent under this Section 10.16, provided that nothing in this Section 10.16 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing or a Notice of Continuation/Conversion), document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by any Credit Party pursuant to this Agreement.

      Section 10.18 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all of the Total Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's indebtedness, liabilities, and obligations with respect to Loans and other extensions of credit made to it, and such Borrower's indebtedness, liabilities, and obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such indebtedness, liabilities, and obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Credit Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower's indebtedness, liabilities, and obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Borrower's indebtedness, liabilities, and obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the indebtedness, liabilities, and obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the indebtedness, liabilities, and obligations of any other Borrower, (ii) the absence of any attempt to collect the indebtedness, liabilities, and obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the indebtedness, liabilities, and obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the indebtedness, liabilities, and obligations of any other Borrower or Guarantor, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the indebtedness, liabilities, and obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower's indebtedness, liabilities, and obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Total Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Total Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Total Obligations or any other liability of any Borrower to the Agent and/or any Lender. Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Total Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Total Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Total Obligations.

      Section 10.19 Contribution and Indemnification Among the Borrowers. Each Borrower is obligated to repay the Total Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Total Obligations constituting Loans made to another Borrower hereunder or other Total Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code,
Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of
Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Total Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Credit Document, supersede such inconsistent provision.

      Section 10.20 Additional Borrowers and Guarantors. Addition of any Person as a Borrower or a Guarantor is subject to approval of the Agent and the Required Lenders, and may be conditioned upon such requirements as they may reasonably determine in their discretion, including, without limitation, (a) the furnishing of such financial and other information as the Agent or any such Lender may request; (b) approval by all appropriate approval authorities of the Agent and each such Lender; (c) execution and delivery by the Credit Parties, such Person, the Agent, and the Required Lenders of such agreements and other documentation (including, without limitation, an amendment to this Agreement or any other Credit Document), and the furnishing by such Person or any of the Credit Parties of such certificates, opinions, and other documentation, as the Agent and any such Lender may reasonably request. Neither the Agent nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

      Section 10.21 Express Waivers By the Credit Parties in Respect of Cross Guaranties and Cross Collateralization. Each Credit Party agrees as follows:

            (a) Each Credit Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Credit Documents or the creation or existence of any indebtedness, liabilities, or obligations under the Credit Documents;
      (iii) notice of the amount of the indebtedness, liabilities, and obligations under the Credit Documents, subject, however, to such Credit Party's right to make inquiry of the Agent to ascertain the amount of the indebtedness, liabilities, and obligations under the Credit Documents at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Credit Party or of any other fact that might increase such Credit Party's risk with respect to such other Credit Party under the Credit Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Credit Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Credit Party hereunder or under any of the other Credit Documents to which such Credit Party is a party) and demands to which such Credit Party might otherwise be entitled.

            (b) Each Credit Party hereby waives the right by statute or otherwise to require the Agent or any Lender to institute suit against any other Credit Party or to exhaust any rights and remedies which the Agent or any Lender has or may have against any other Credit Party. Each Credit Party further waives any defense arising by reason of any disability or other defense of any other Credit Party (other than the defense that the Total Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Credit Party in respect thereof.

            (c) Each Credit Party hereby waives and agrees not to assert against the Agent, any Lender, or the Issuing Lender: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Credit Party may now or at any time hereafter have against any other Credit Party or any other party liable under the Credit Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Credit Party against the Agent, any Lender, or the Issuing Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Total Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent, any Lender, or the Issuing Lender under any applicable law; (iv) the benefit of any statute of limitations affecting any other Credit Party's liability hereunder.

            (d) Each Credit Party consents and agrees that, without notice to or by such Credit Party and without affecting or impairing the obligations of such Credit Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Credit Documents; (ii) release all or any one or more parties to any one or more of the Credit Documents or grant other indulgences to any other Credit Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Credit Documents; or (iv) release or substitute any Person liable for payment of the Total Obligations, or enforce, exchange, release, or waive any security for the Total Obligations or any guaranty therefor.

            (e) Each Guarantor hereby waives:

                  (i) any and all rights, benefits, and defenses under
            California Civil Code Sections 2845 and 2850, which would otherwise require the Agent and the Lenders to proceed against any Borrower or any other Person, or to proceed against or exhaust any security held by the Agent or any Lender at any time, or to first apply any security of any Borrower to the discharge of the Total Obligations, or to pursue any other remedy in the Agent's or any Lender's power before proceeding against any Guarantor hereunder;

                  (ii) any and all rights, benefits, and defenses under
            California Civil Code Sections 2847 and 2848, and each
            Guarantor agrees that such Guarantor shall have no right of subrogation, reimbursement, exoneration, contribution, indemnity, or similar right as against any Borrower which would result in such Guarantor being deemed a creditor of any Borrower under the Bankruptcy Code or any other law or for any other purpose, and each Guarantor further WAIVES any and all rights, benefits, and defenses under California Civil Code Section 2849, which provides that a surety is entitled to the benefit of every security for the performance of the principal obligation held by the creditor;

                  (iii) any and all rights, benefits, and defenses under
            California Code of Civil Procedure Section 580d, which would otherwise limit the Agent's and the Lenders' right to recover a deficiency after a non-judicial foreclosure sale, and any and all rights and defenses arising out of an election of remedies by the Agent and the Lenders, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against any Borrower by the operation of California Code of Civil Procedure Section 580d, or otherwise;

                  (iv) any and all rights, benefits, and defenses under
            California Code of Civil Procedure Section 580(a) which would otherwise limit any Guarantor's liability after a non-judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value of the property or interests sold at such non-judicial foreclosure sale;

                  (v) any and all rights, benefits, and defenses under
            California Code of Civil Procedure Section 580(b) which would otherwise limit the Agent's or any Lender's right to record a deficiency judgment with respect to purchase money obligations;

                  (vi) any and all rights, benefits, and defenses under
            California Code of Civil Procedure Section 726 which, among other things, would otherwise require the Agent or any Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency;

                  (vii) any and all rights, benefits, and defenses under any other present or future so-called "antideficiency" laws or statutes of the state of California limiting or discharging the principal's indebtedness.

      Notwithstanding the waivers set forth in clauses (i) through (vii) preceding, to the extent that the Total Obligations are secured by Real Property owned by any Guarantor, it is agreed the foregoing waivers are intended to apply to any security provided by any Borrower or any other Person and not to Real Property of such Guarantor securing the Total Obligations. With respect to Real Property of any Guarantor which secures the Total Obligations, such Guarantor shall be entitled to all of the benefits of California Code of Civil Procedure Sections 580a, 580b,
      580d, 726 and all other antideficiency laws, to the extent that they are applicable.

            (f) Each Guarantor WAIVES all rights described in California Civil Code Section 2856 (a)(1)-(3), inclusive, which includes, without limitation, any rights and defenses which are or may become available to such Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive. Accordingly, without limiting the scope or effect of any of the other waivers of any Guarantor contained in any Credit Document:

                  (i) such Guarantor WAIVES all rights and defenses that such
            Guarantor may have because any debtor's debt is secured by Real Property. This means, among other things:

                        (A) the Agent and the Lenders may collect from such
                  Guarantor without first foreclosing on any real or personal property pledged by any Borrower; and

                        (B) if the Agent or any Lender forecloses on any Real
                  Property pledged by such Guarantor, the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and the Agent and the Lenders may collect from such Guarantor even if the Agent and the Lenders, by foreclosing on such Real Property, have destroyed any right such Guarantor may have to collect from any Borrower;

                  (ii) the waiver contained in this clause (f) is an
            unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because any Borrower's debt is secured by Real Property; these rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure;

                  (iii) such Guarantor WAIVES all rights and defenses arising out of an election of remedies by the Agent or the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

Each Credit Party represents and warrants to the Agent and the Lenders that such Credit Party is currently informed of the financial condition of all other Credit Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Total Obligations. Each Credit Party further represents and warrants that such Credit Party has read and understands the terms and conditions of the Credit Documents. Each Credit Party agrees that neither the Agent, any Lender, nor the Issuing Lender has any responsibility to inform any Credit Party of the financial condition of any other Credit Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Total Obligations.

      Section 10.22 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Agreement shall control.

      Section 10.23 Amendment and Restatement.

            (a) This Agreement and the other Credit Documents amends and restates in its entirety the Original Credit Agreement. All rights, benefits, indebtedness, interest, liabilities, and obligations of the parties to the agreements, documents, and instruments executed and delivered in connection with the Original Credit Agreement (the "Original Credit Documents") are hereby renewed, amended, restated, and superseded in their entirety according to the terms and provisions set forth herein and in the other Credit Documents. All indebtedness, liabilities, and obligations of the Credit Parties under the Original Credit Agreement are renewed and continued and hereafter shall be payable in accordance with this Agreement.

            (b) All obligations of any Credit Party under any guaranty agreement executed pursuant to the Original Credit Documents are renewed and continued and hereafter shall be payable in accordance with the Guaranty Agreements executed by such Credit Parties, and each such Credit Party acknowledges and agrees that the "Guaranteed Obligations" as defined by the Guaranty Agreements include, without limitation, the "Obligations" under the Original Credit Agreement existing on the Closing Date as renewed by this Agreement.

            (c) All security interests, liens, and assignments previously granted by any Credit Party pursuant to the Original Credit Documents are hereby renewed and continued, and all such security interests, liens, and assignments shall remain in full force and effect as security for the Total Obligations.

            (d) This Agreement shall not result in or constitute a waiver of or a release, discharge, or forgiveness of any amount payable pursuant to the Original Credit Documents, which such amounts are payable pursuant to the terms of this Agreement. Each Credit Party represents and warrants that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its obligations under this Agreement or any of the Original Credit Documents. To induce the Agent and the Lenders to enter into this Agreement, each Credit Party waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the date hereof and relating to the Original Credit Documents or this Agreement and the other Credit Documents.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                                CREDIT PARTIES:

                                                CRESCENT JEWELERS

                                                By: /s/ Victor M. Suglia
                                                    ----------------------------
                                                    Victor M. Suglia
                                                    Senior Vice President, Chief
                                                    Financial Officer


                                                CRESCENT JEWELERS INC.


                                                By: /s/ Victor M. Suglia
                                                    ----------------------------
                                                    Victor M. Suglia
                                                    Senior Vice President, Chief
                                                    Financial Officer


                                                AGENT:

                                                BANK OF AMERICA, N.A.


                                                By: /s/ David T. Knoblauch
                                                    ----------------------------
                                                    David T. Knoblauch
                                                    Senior Vice President


                                                LENDERS:

                                                BANK OF AMERICA, N.A.


                                                By: /s/ David T. Knoblauch
                                                    ----------------------------
                                                    David T. Knoblauch
                                                    Senior Vice President

                                                THE CIT GROUP/BUSINESS
                                                CREDIT, INC.


                                                By:    /s/ Thomas H. Hopkins
                                                    ----------------------------
                                                Name:  Thomas H. Hopkins
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------

                                 Schedule 1.1(A)

                           EXISTING LETTERS OF CREDIT


                                    Page Solo

                                 Schedule 1.1(B)

                                   INVESTMENTS


                                   Page Solo

                                 Schedule 1.1(C)

                                      LIENS


                                   Page Solo

                                 Schedule 1.1(D)

                             LENDER AND COMMITMENTS


                                              Revolving      Revolving         LOC
                                              Commitment     Committed       Committed
             Lender                           Percentage      Amount           Amount
-------------------------------------         ----------    -----------     -----------
Bank of America, N.A.                            50.00%     $25,000,000     $ 2,500,000
The CIT  Group/Business  Credit, Inc.            50.00%     $25,000,000     $ 2,500,000
Total                                           100.00%     $50,000,000     $ 5,000,000


                                   Page Solo

                                  Schedule 5.2

                         CHANGES AND RESTRICTED PAYMENTS


                                   Page Solo

                                  Schedule 5.6

                                   LITIGATION


                                   Page Solo

                                  Schedule 5.9

                              INTELLECTUAL PROPERTY

      A.    Trademarks

      B.    Tradenames

      C.    Copyrights

      D.    Patents

      E. Other Intellectual Property (technology, know-how and processes necessary for the conduct of business


                                   Page Solo

                                  Schedule 5.14

                                  SUBSIDIARIES


                                   Page Solo

                                  Schedule 5.18

                                  LABOR MATTERS


                                   Page Solo

                                  Schedule 5.20

                      REAL PROPERTY LOCATIONS; LOCATIONS OF
                       COLLATERAL; CHIEF EXECUTIVE OFFICE/
                          PRINCIPAL PLACES OF BUSINESS


                                   Page Solo

                                  Schedule 5.23

                        BANK ACCOUNTS; MERCHANT ACCOUNTS


                                   Page Solo

                                  Schedule 6.6

                                    INSURANCE


                                   Page Solo

                                  Schedule 7.1

                                  INDEBTEDNESS


                                   Page Solo

                                  Schedule 10.1

                               LENDERS' ADDRESSES

================================================================================
          Credit Contact                          Operations Contact
--------------------------------------------------------------------------------
Bank of America, N.A.                     Bank of America, N.A.
55 South Lake Avenue, Suite 900           55 South Lake Avenue, Suite 900
Pasadena, CA  91101                       Pasadena, CA  91101
Attn:  Portfolio Manager                  Attn:  Kathy Thompson
Telephone:  (626) 397-1200                Telephone:  (626) 397-1256
Telecopy:    (626) 397-1275               Telecopy:    (626) 397-1275

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THE  CIT  GROUP/BUSINESS   CREDIT, INC.   THE  CIT  GROUP/BUSINESS  CREDIT, INC.
300 South Grand Avenue, 3rd Floor         300 South Grand Avenue, 3rd Floor
Los Angeles, CA 90071                     Los Angeles, CA 90071
Attn: Tom Hopkins                         Attn: Margaret Mak
Telephone:  (213) 613-2576                Telephone:  (213) 613-2585
Telecopy:    (213) 613-2501               Telecopy:    (213) 613-2537

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